                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                            CORPUS CHRISTI DIVISION

In re:                              )
                                    )
EOTT ENERGY PARTNERS, L.P.          )   CASE NO. 02-21730
                                    )
EOTT ENERGY FINANCE CORP            )   CASE NO. 02-21731
                                    )
EOTT ENERGY GENERAL PARTNER, LLC    )   CASE NO. 02-21732
                                    )
EOTT ENERGY OPERATING               )
LIMITED PARTNERSHIP                 )   CASE NO. 02-21733
                                    )
EOTT ENERGY PIPELINE                )
LIMITED PARTNERSHIP                 )   CASE NO. 02-21735
                                    )
EOTT ENERGY CANADA                  )
LIMITED PARTNERSHIP                 )   CASE NO. 02-21734
                                    )
EOTT ENERGY LIQUIDS, L.P.           )   CASE NO. 02-21736
                                    )
EOTT ENERGY CORP                    )   CASE NO. 02-21788
                                    )
            Debtors                 )   (Jointly Administered under
                                        Case No. 02-21730)


--------------------------------------------------------------------------------

               THIRD AMENDED JOINT CHAPTER 11 PLAN OF THE DEBTORS
--------------------------------------------------------------------------------

                                                             HAYNES AND BOONE, LLP
                                                             901 Main Street, Suite 3100
                                                             Dallas, Texas 75202
                                                             Telephone:  (214) 651-5000
                                                             Facsimile:  (214) 651-5940

DATED: December 6, 2002                                      ATTORNEYS FOR THE DEBTORS

                               TABLE OF CONTENTS

INTRODUCTION............................................................................    1
ARTICLE 1   DEFINITIONS AND CONSTRUCTION OF TERMS.......................................    1
     1.1    Scope of Definitions........................................................    1
     1.2    Definitions.................................................................    1
     1.3    Rules of Interpretation and Construction....................................    1
ARTICLE 2   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT...................    1
     2.1    Classification..............................................................    1
     2.2    Identification of Classes -- EOTT...........................................    2
     2.3    Identification of Classes -- EOTT Finance...................................    2
     2.4    Identification of Classes -- EOTT LLC.......................................    2
     2.5    Identification of Classes -- EOTT OLP.......................................    3
     2.6    Identification of Classes -- EOTT Pipeline..................................    3
     2.7    Identification of Classes -- EOTT Canada....................................    3
     2.8    Identification of Classes -- EOTT Liquids...................................    4
     2.9    Identification of Classes -- EOTT GP........................................    4
     2.10   Unimpaired Classes..........................................................    4
     2.11   Impaired Classes............................................................    4
ARTICLE 3   TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, AND ALLOWED
            PRIORITY UNSECURED TAX CLAIMS...............................................    4
     3.1    Administrative Claims Bar Date..............................................    5
     3.2    Professional Fee Claims Bar Date............................................    5
     3.3    Administrative Tax Claim Bar Date...........................................    5
     3.4    Payment of Administrative Claims and Professional Fee Claims................    5
     3.5    Payment of Ordinary Course Liabilities......................................    5
     3.6    Payment of Allowed Priority Unsecured Tax Claims............................    5
     3.7    U.S. Trustee Fees...........................................................    5
ARTICLE 4   PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS.............    5
     4.1    Treatment of Allowed Priority Unsecured Non-Tax Claims (Classes 1A, 1B, 1C,
            1D, 1E, 1F, 1G and 1H)......................................................    5
     4.2    Treatment of Allowed Secured Tax Claims and Allowed Indemnifiable Secured
            Tax Claims (Classes 2A, 2B, 2C, 2D, 2E, 2F, 2G and 2.1H)....................    5
            4.2.1   Determination of Allowed Secured Tax Claim and Allowed Indemnifiable
                    Secured Tax Claims..................................................    5
            4.2.2   Treatment of Allowed Secured Tax Claims and Allowed Indemnifiable
                    Secured Tax Claims..................................................    6
                    4.2.2.1   Execution of Plan Note....................................    6
                    4.2.2.2   Transfer of Collateral....................................    6
                    4.2.2.3   Other Agreements..........................................    6
            4.2.3   Retention of Lien...................................................    6
            4.2.4   Deficiency Claim....................................................    6
     4.3    Treatment of Class 2.2H Allowed Non-Indemnifiable Secured Tax Claims........    6
            4.3.1   Determination of Class 2.2H Allowed Non-Indemnifiable Secured Tax
                    Claim...............................................................    6

            4.3.2   Treatment of Class 2.2H Allowed Non-Indemnifiable Secured Tax           7
                    Claims..............................................................
                    4.3.2.1   Transfer of Collateral....................................    7
                    4.3.2.2   Other Agreements..........................................    7
            4.3.3   Retention of Lien...................................................    7
            4.3.4   Deficiency Claim....................................................    7
     4.4    Treatment of Allowed Enron Secured Claims (Classes 3.1A, 3.1B, 3.1C, 3.1D,
            3.1E, 3.1F, 3.1G and 3.1H)..................................................    7
     4.5    Treatment of Allowed Trade Partners Secured Claims (Classes 3.2A, 3.2B,
            3.2C, 3.2D, 3.2E, 3.2F and 3.2G)............................................    7
     4.6    Treatment of Allowed M&M Lienholder Secured Claims (Classes 3.3A, 3.3B,
            3.3C, 3.3D, 3.3, 3.3F and 3.3G).............................................    7
            4.6.1   Determination of Allowed M&M Lienholder Secured Claim...............    7
            4.6.2   Execution of Plan Note..............................................    8
            4.6.3   Retention of Lien...................................................    8
     4.7    Treatment of Allowed Other Secured Claims and Allowed Indemnifiable Other
            Secured Claims (Classes 3.4A, 3.4B, 3.4C, 3.4D, 3.4E, 3.4F, 3.4G and            8
            3.2H).......................................................................
            4.7.1   Determination of Allowed Other Secured Claims and Allowed
                    Indemnifiable Other Secured Claims..................................    8
            4.7.2   Treatment of Allowed Other Secured Claims and Allowed Indemnifiable
                    Other Secured Claims................................................    8
                    4.7.2.1   Execution of Plan Note....................................    8
                    4.7.2.2   Transfer of Collateral....................................    8
                    4.7.2.3   Other Agreements..........................................    9
            4.7.3   Retention of Lien...................................................    9
            4.7.4   Deficiency Claim....................................................    9
     4.8    Treatment of Class 3.3H Allowed Non-Indemnifiable Other Secured Claims......    9
            4.8.1   Determination of Class 3.3H Allowed Non-Indemnifiable Other Secured
                    Claim...............................................................    9
            4.8.2   Treatment of Class 3.3H Allowed Non-Indemnifiable Other Secured
                    Claims..............................................................    9
                    4.8.2.1   Transfer of Collateral....................................    9
                    4.8.2.2   Other Agreements..........................................    9
            4.8.3   Retention of Lien...................................................    9
            4.8.4   Deficiency Claim....................................................    9
     4.9    Treatment of Allowed Convenience Claims (Classes 4A, 4B, 4C, 4D, 4E, 4F, 4G
            and 4H).....................................................................    9
     4.10   Treatment of Allowed General Unsecured Claims and Allowed Indemnifiable
            General Unsecured Claims (Classes 5A, 5B, 5C, 5D, 5E, 5F, 5G and 5.1H.......   10
     4.11   Treatment of Class 5.2H Allowed Non-Indemnifiable General Unsecured            10
            Claims......................................................................
     4.12   Treatment of Allowed Subordinated Claims (Classes 6A, 6B, 6C, 6D, 6E, 6F, 6G
            and 6H).....................................................................   10
     4.13   Treatment of Allowed Common Units in EOTT (Class 7.1A)......................   10
     4.14   Treatment of Allowed GP Interests (Class 7.2A), Allowed Subordinated Units
            (Class 7.3A), and Allowed Additional Partnership Interests (Class 7.4A).....   10
     4.15   Treatment of Allowed Equity Interests in EOTT GP (Class 7H).................   10
     4.16   Treatment of Allowed Equity Interests (Classes 7B, 7C, 7D, 7E, 7F and 7G)...   10
ARTICLE 5   EXECUTORY CONTRACTS.........................................................   10
     5.1    Assumption and Rejection....................................................   10

     5.2    Approval of Assumption or Rejection.........................................   10
     5.3    Rejection Claims............................................................   11
     5.4    "Cure" Payments with Regard to Assumed Executory Contracts or Unexpired
            Leases......................................................................   11
ARTICLE 6   MEANS FOR IMPLEMENTATION OF THE PLAN........................................   11
     6.1    Substantive Consolidation...................................................   11
     6.2    The Closing.................................................................   12
            6.2.1   Execution of Documents and Corporate Action.........................   12
            6.2.2   Discharge of Senior Note Indenture and Cancellation of Senior          12
                    Notes...............................................................
            6.2.3   Execution of New Indenture and Issuance of New Notes................   12
            6.2.4   Formation of EOTT Energy LLC........................................   12
            6.2.5   Board of Directors and Officers of EOTT LLC.........................   12
            6.2.6   Authorization and Issuance of New LLC Units and LLC Warrants........   13
            6.2.7   Transfer of Equity Interests in EOTT LLC............................   13
            6.2.8   Authorization and Issuance of the New GP Interest and New LP           13
                    Interest............................................................
            6.2.9   Amendment of EOTT Partnership Agreement.............................   13
            6.2.10  Execution and Issuance of Any Plan Notes............................   13
            6.2.11  Amendment of the Debtors' Articles of Incorporation and By-Laws.....   13
            6.2.12  Consummation of the Exit Credit Facility............................   13
            6.2.13  Consummation of the Enron Settlement Agreement......................   13
            6.2.14  Surrender of Instruments............................................   13
            6.2.15  Establishment of Reserves and Other Accounts........................   13
                    6.2.15.1  Establishment of Administrative Claims Reserve............   13
                    6.2.15.2  Establishment of Priority Claims Reserve..................   14
                    6.2.15.3  Establishment of Disputed Claims Reserve..................   14
     6.3    Liquidation and Dissolution of EOTT GP......................................   14
     6.4    Termination of the Committee................................................   14
     6.5    Bankruptcy Code Section 1145 Determination..................................   14
     6.6    Implementation of Management Incentive Compensation Plan....................   14
     6.7    Execution of the Employee Service Agreement.................................   15
     6.8    Single Satisfaction of Indemnifiable Claims Against EOTT GP (Classes 2.1H,
            3.2H, and 5.1H).............................................................   15
ARTICLE 7   GENERAL PROVISIONS GOVERNING DISTRIBUTIONS..................................   15
     7.1    In General..................................................................   15
     7.2    Distributions on Allowed Claims and Allowed Equity Interests Only...........   15
     7.3    Place and Manner of Payments of Distributions...............................   15
     7.4    Undeliverable Distributions.................................................   15
     7.5    Unclaimed Distributions.....................................................   15
            7.5.1   Convenience Claim...................................................   15
            7.5.2   Class 5 Distribution................................................   16
            7.5.3   Class 7 LLC Distribution............................................   16
     7.6    Withholding.................................................................   16
     7.7    Interest....................................................................   16
     7.8    Distributions of New Notes and New LLC Units................................   16
            7.8.1   Distributions.......................................................   16
            7.8.2   Record Date for Senior Notes........................................   16

     7.9    Treatment of Indenture Trustee..............................................   16
     7.10   Distributions to Class 7.1A Allowed Common Units............................   17
     7.11   Fractional Distributions....................................................   17
            7.11.1  Treatment of Undistributed New LLC Units and LLC Warrants...........   17
            7.11.2  Cancellation of LLC Warrants........................................   17
            7.11.3  Cancellation of New LLC Units.......................................   17
ARTICLE 8   VESTING OF PROPERTY.........................................................   17
     8.1    Revesting of Property.......................................................   17
ARTICLE 9   DISCHARGE, RELEASE AND EXTINGUISHMENT OF LIENS, CLAIMS, INTERESTS AND
            ENCUMBRANCES................................................................   17
     9.1    Discharge of Debtors........................................................   17
     9.2    Releases....................................................................   18
     9.3    Exculpation.................................................................   18
ARTICLE 10  INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY            18
            INTERESTS...................................................................
     10.1   Injunction Enjoining Holders of Claims Against and Equity Interests in         18
            Debtors.....................................................................
     10.2   Derivative Securities Litigation Claims.....................................   18
ARTICLE 11  EVENTS OF DEFAULT...........................................................   19
     11.1   Events of Default...........................................................   19
     11.2   Remedies for Defaults.......................................................   19
ARTICLE 12  PROVISIONS FOR THE RESOLUTION OF OBJECTIONS TO PROOFS OF CLAIM..............   19
     12.1   Right to Object to Claims...................................................   19
     12.2   Deadline for Objecting to Claims............................................   19
     12.3   Deadline for Responding to Claim Objections.................................   19
     12.4   Estimation of Claims........................................................   20
ARTICLE 13  GENERAL PROVISIONS RELATING TO RESERVES.....................................   20
     13.1   Administrative Claims Reserves..............................................   20
     13.2   Priority Claims Reserve.....................................................   20
     13.3   Disputed Claims Reserve.....................................................   20
            13.3.1  Convenience Class...................................................   20
            13.3.2  Class 5 Distribution................................................   20
            13.3.3  Class 7 LLC Distribution............................................   20
            13.3.4  New LLC Units and LLC Warrants Held In Disputed Claims Reserve......   20
ARTICLE 14  PROVISIONS FOR THE RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF
            CLAIMS BELONGING TO THE ESTATE..............................................   20
     14.1   Right to Enforce, Compromise, or Adjust Estate Claims.......................   20
ARTICLE 15  RETENTION OF JURISDICTION...................................................   21
     15.1   Retention of Jurisdiction...................................................   21
ARTICLE 16  GENERAL PROVISIONS..........................................................   22
     16.1   Confirmation Order..........................................................   22
     16.2   Notices.....................................................................   22
     16.3   Dates.......................................................................   22
     16.4   Further Action..............................................................   22
     16.5   Exhibits....................................................................   22
     16.6   Exemption from Transfer Taxes...............................................   22
     16.7   Binding Effect..............................................................   23
     16.8   Governing Law...............................................................   23

     16.9   Headings....................................................................   23
     16.10  Rounding of Amounts.........................................................   23
     16.11  Withdrawal or Revocation of the Plan........................................   23
     16.12  Reservation of Rights.......................................................   23
     16.13  Defects, Omissions, and Amendments..........................................   23
     16.14  Good Faith..................................................................   23
ARTICLE 17  SUBSTANTIAL CONSUMMATION....................................................   23
     17.1   Substantial Consummation....................................................   23
     17.2   Final Decree................................................................   23
ARTICLE 18  CONDITIONS TO EFFECTIVENESS OF PLAN.........................................   24
     18.1   Conditions..................................................................   24

                                EXHIBITS TO PLAN

Glossary of Defined Terms...................................  Exhibit A
Enron Settlement Agreement and Related Documents............  Exhibit B
Term Sheet for New Indenture and New Notes..................  Exhibit C
Term Sheet for LLC Warrants.................................  Exhibit D
Term Sheet for EOTT Energy LLC Agreement....................  Exhibit E
Order Approving the Enron Settlement Agreement..............  Exhibit F

                                  INTRODUCTION

     EOTT Energy Partners, L.P.; EOTT Energy Finance Corp.; EOTT Energy General Partner, LLC; EOTT Energy Operating Limited Partnership; EOTT Energy Pipeline Limited Partnership; EOTT Energy Canada Limited Partnership; EOTT Energy Liquids, L.P., and EOTT Energy Corp., the debtors in these jointly administered chapter 11 cases, propose this Plan under Bankruptcy Code section 1121.

                                   ARTICLE 1
                     DEFINITIONS AND CONSTRUCTION OF TERMS

     1.1 SCOPE OF DEFINITIONS. All capitalized terms not defined elsewhere in the Plan have the meanings prescribed in section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined in the Plan has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, whichever is applicable.

     1.2 DEFINITIONS. Defined terms are set forth in the Glossary of Defined Terms, which is attached as Exhibit A to the Plan.

     1.3  RULES OF INTERPRETATION AND CONSTRUCTION.  For purposes of the Plan,
(i) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, modified, or supplemented; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits to the Plan; (iii) the words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the rules of construction outlined in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply to the Plan.

                                   ARTICLE 2
           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT

     2.1 CLASSIFICATION. Pursuant to Bankruptcy Code section 1122, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and (ii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Fee Claims, and Priority Unsecured Tax Claims are not classified under the Plan.

     2.2 IDENTIFICATION OF CLASSES -- EOTT. The following are the designations for the Classes of Claims against and Equity Interests in EOTT:

Class 1A    Allowed Priority Unsecured Non-Tax Claims
Class 2A    Allowed Secured Tax Claims
Class 3.1A  Allowed Enron Secured Claim
Class 3.2A  Allowed Trade Partner Secured Claims
Class 3.3A  Allowed M&M Lienholder Secured Claims
Class 3.4A  Allowed Other Secured Claims
Class 4A    Allowed Convenience Claims
Class 5A    Allowed General Unsecured Claims
Class 6A    Allowed Subordinated Claims
Class 7.1A  Allowed Common Units
Class 7.2A  Allowed GP Interests
Class 7.3A  Allowed Subordinated Units
Class 7.4A  Allowed Additional Partnership Interests

     2.3 IDENTIFICATION OF CLASSES -- EOTT FINANCE. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Finance:

Class 1B    Allowed Priority Unsecured Non-Tax Claims
Class 2B    Allowed Secured Tax Claims
Class 3.1B  Allowed Enron Secured Claim
Class 3.2B  Allowed Trade Partner Secured Claims
Class 3.3B  Allowed M&M Lienholder Secured Claims
Class 3.4B  Allowed Other Secured Claims
Class 4B    Allowed Convenience Claims
Class 5B    Allowed General Unsecured Claims
Class 6B    Allowed Subordinated Claims
Class 7B    Allowed Equity Interests

     2.4 IDENTIFICATION OF CLASSES -- EOTT LLC. The following are the designations for the Classes of Claims against and Equity Interests in EOTT LLC:

Class 1C    Allowed Priority Unsecured Non-Tax Claims
Class 2C    Allowed Secured Tax Claims
Class 3.1C  Allowed Enron Secured Claim
Class 3.2C  Allowed Trade Partner Secured Claims
Class 3.3C  Allowed M&M Lienholder Secured Claims
Class 3.4C  Allowed Other Secured Claims
Class 4C    Allowed Convenience Claims
Class 5C    Allowed General Unsecured Claims
Class 6C    Allowed Subordinated Claims
Class 7C    Allowed Equity Interests

     2.5 IDENTIFICATION OF CLASSES -- EOTT OLP. The following are the designations for the Classes of Claims against and Equity Interests in EOTT OLP:

Class 1D    Allowed Priority Unsecured Non-Tax Claims
Class 2D    Allowed Secured Tax Claims
Class 3.1D  Allowed Enron Secured Claim
Class 3.2D  Allowed Trade Partner Secured Claims
Class 3.3D  Allowed M&M Lienholder Secured Claims
Class 3.4D  Allowed Other Secured Claims
Class 4D    Allowed Convenience Claims
Class 5D    Allowed General Unsecured Claims
Class 6D    Allowed Subordinated Claims
Class 7D    Allowed Equity Interests

     2.6 IDENTIFICATION OF CLASSES -- EOTT PIPELINE. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Pipeline:

Class 1E    Allowed Priority Unsecured Non-Tax Claims
Class 2E    Allowed Secured Tax Claims
Class 3.1E  Allowed Enron Secured Claim
Class 3.2E  Allowed Trade Partner Secured Claims
Class 3.3E  Allowed M&M Lienholder Secured Claims
Class 3.4E  Allowed Other Secured Claims
Class 4E    Allowed Convenience Claims
Class 5E    Allowed General Unsecured Claims
Class 6E    Allowed Subordinated Claims
Class 7E    Allowed Equity Interests

     2.7 IDENTIFICATION OF CLASSES -- EOTT CANADA. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Canada:

Class 1F    Allowed Priority Unsecured Non-Tax Claims
Class 2F    Allowed Secured Tax Claims
Class 3.1F  Allowed Enron Secured Claim
Class 3.2F  Allowed Trade Partner Secured Claims
Class 3.3F  Allowed M&M Lienholder Secured Claims
Class 3.4F  Allowed Other Secured Claims
Class 4F    Allowed Convenience Claims
Class 5F    Allowed General Unsecured Claims
Class 6F    Allowed Subordinated Claims
Class 7F    Allowed Equity Interests

     2.8 IDENTIFICATION OF CLASSES -- EOTT LIQUIDS. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Liquids:

Class 1G    Allowed Priority Unsecured Non-Tax Claims
Class 2G    Allowed Secured Tax Claims
Class 3.1G  Allowed Enron Secured Claim
Class 3.2G  Allowed Trade Partner Secured Claims
Class 3.3G  Allowed M&M Lienholder Secured Claims
Class 3.4G  Allowed Other Secured Claims
Class 4G    Allowed Convenience Claims
Class 5G    Allowed General Unsecured Claims
Class 6G    Allowed Subordinated Claims
Class 7G    Allowed Equity Interests

     2.9 IDENTIFICATION OF CLASSES -- EOTT GP. The following are the designations for the Classes of Claims against and Equity Interests in EOTT GP:

Class 1H    Allowed Priority Unsecured Non-Tax Claims
Class 2.1H  Allowed Indemnifiable Secured Tax Claims
Class 2.2H  Allowed Non-Indemnifiable Secured Tax Claims
Class 3.1H  Allowed Enron Secured Claim
Class 3.2H  Allowed Indemnifiable Other Secured Claims
Class 3.3H  Allowed Non-Indemnifiable Other Secured Claims
Class 4H    Allowed Convenience Claims
Class 5.1H  Allowed Indemnifiable General Unsecured Claims
Class 5.2H  Allowed Non-Indemnifiable General Unsecured Claims
Class 6H    Allowed Subordinated Claims
Class 7H    Allowed Equity Interests

     2.10 UNIMPAIRED CLASSES. Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G and 1H are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in those Classes are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

     2.11 IMPAIRED CLASSES. Except for the Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G, and 1H all Claims and Equity Interests are Impaired under the Plan. Except as otherwise provided in the Disclosure Statement Approval Order, holders of Claims and Equity Interests in the Impaired Classes are entitled to vote to accept or reject the Plan.

                                   ARTICLE 3
              TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE
               CLAIMS, AND ALLOWED PRIORITY UNSECURED TAX CLAIMS

     3.1 ADMINISTRATIVE CLAIMS BAR DATE. All applications or other requests for payment of Administrative Claims (except Professional Fee Claims, Administrative Tax Claims and any Administrative Claims arising under the Enron Settlement Agreement) arising on or before the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee within thirty (30) days after the Effective Date, or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Confirmation Date. Any Administrative Claim (except Professional Fee Claims, Administrative Tax Claims and any Administrative Claims arising under the Enron Settlement Agreement) for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

     3.2 PROFESSIONAL FEE CLAIMS BAR DATE. All applications or other requests for payment of Professional Fee Claims arising on or before the conclusion of the Closing must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee within sixty (60) days after the Effective Date. Any such Professional Fee Claims for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

     3.3 ADMINISTRATIVE TAX CLAIM BAR DATE. Notwithstanding section 3.1 of the Plan, any application or other request for payment of an Administrative Tax Claim must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee within forty-five (45) days after the Effective Date. Any Administrative Tax Claim for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

     3.4 PAYMENT OF ADMINISTRATIVE CLAIMS AND PROFESSIONAL FEE CLAIMS. Allowed Administrative Claims (except Professional Fee Claims) arising through the Confirmation Date shall be paid from the Administrative Claims Reserve within ten (10) days after the Allowance Date. Any Administrative Claims arising under the Enron Settlement Agreement shall constitute ongoing obligations of the Debtors as reorganized and will be paid as such Administrative Claims become due and payable pursuant to any document or agreement governing the payment of such amounts. Allowed Professional Fee Claims arising through the conclusion of the Closing shall be paid within ten (10) days after the Allowance Date (i) first from the balance of any retainers held by Professionals until fully exhausted,
(ii) second from the balance of any reserve accounts established under any order of the Bankruptcy Court governing the payment of Professional Fee Claims until fully exhausted, and (iii) third from the Administrative Claims Reserve.

     3.5 PAYMENT OF ORDINARY COURSE LIABILITIES. Ordinary Course Liabilities shall be paid by the Debtors pursuant to the existing payment terms and conditions (whether arising under an agreement, applicable law, or otherwise) governing any particular Ordinary Course Liability.

     3.6 PAYMENT OF ALLOWED PRIORITY UNSECURED TAX CLAIMS. Allowed Priority Unsecured Tax Claims shall be paid in full from the Priority Claims Reserve on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

     3.7 U.S. TRUSTEE FEES. After the Effective Date and until the Bankruptcy Case is closed, all fees incurred under 28 U.S.C. sec. 1930(a)(6) shall be paid from the Administrative Claims Reserve.

                                   ARTICLE 4
        PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS

     4.1 TREATMENT OF ALLOWED PRIORITY UNSECURED NON-TAX CLAIMS (CLASSES 1A, 1B, 1C, 1D, 1E, 1F, 1G AND 1H). Allowed Priority Unsecured Non-Tax Claims shall be paid from the Priority Claims Reserve on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

     4.2 TREATMENT OF ALLOWED SECURED TAX CLAIMS AND ALLOWED INDEMNIFIABLE SECURED TAX CLAIMS (CLASSES 2A, 2B, 2C, 2D, 2E, 2F, 2G AND 2.1H).

          4.2.1 DETERMINATION OF ALLOWED SECURED TAX CLAIM AND ALLOWED INDEMNIFIABLE SECURED TAX CLAIMS. If there is more than one Allowed Secured Tax Claim in a particular Class, then each Allowed Secured Tax Claim in that Class shall be classified in a separate subclass. Likewise, if there is more than one Class 2.1H Allowed Indemnifiable Secured Tax Claim, then each Class 2.1H Allowed Indemnifiable Secured Tax Claim will be classified in a separate subclass. The Debtors may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Secured Tax Claim or Indemnifiable Secured Tax Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

          4.2.2 TREATMENT OF ALLOWED SECURED TAX CLAIMS AND ALLOWED INDEMNIFIABLE SECURED TAX CLAIMS. Allowed Secured Tax Claims and Class 2.1H Allowed Indemnifiable Secured Tax Claims shall be satisfied in full at the election of the Consolidated Debtors, which shall be made on or before the Effective Date, as follows:

             4.2.2.1 EXECUTION OF PLAN NOTE. The Consolidated Debtors may elect to satisfy an Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim by the execution and issuance at the Closing of a Plan Note to the holder of such Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim. The Plan Note shall contain the following general terms and conditions:

                (i) Principal: The amount of the Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim;

               (ii)  Interest: Six percent (6%) per annum;

              (iii) Maturity: Six (6) years after the date the Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim was originally assessed;

               (iv) Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the Plan Note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the maturity date. The Plan Note may be prepaid in whole or in part at any time without penalty.

             4.2.2.2 TRANSFER OF COLLATERAL. The Consolidated Debtors may elect to satisfy an Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim by conveying and transferring any Estate Property serving as collateral for the Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim to the holder thereof to the extent of the amount of such Claim. Any collateral remaining after satisfaction of such Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim shall remain Estate Property, free and clear of any Liens.

             4.2.2.3 OTHER AGREEMENTS. The Consolidated Debtors may elect to satisfy an Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim pursuant to any agreement reached with the holder of the such Claim.

          4.2.3 RETENTION OF LIEN. Each holder of an Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim shall retain any Liens securing such Claim until it is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section
     4.2.2.2 of the Plan), or until an earlier date agreed to by the holder of the Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim and the Consolidated Debtors.

          4.2.4 DEFICIENCY CLAIM. Subject to the limitations contained in Bankruptcy Code section 502(b)(3), if the holder of an Allowed Secured Tax Claim or Class 2.1H Allowed Indemnifiable Secured Tax Claim has a deficiency claim, such Claim shall be treated (as determined by the Bankruptcy Court) under the Plan as either (i) a Class 5 General Unsecured Claim or Class 5.1H Indemnifiable General Unsecured Claim or (ii) a Priority Unsecured Tax Claim.

     4.3  TREATMENT OF CLASS 2.2H ALLOWED NON-INDEMNIFIABLE SECURED TAX CLAIMS.

          4.3.1 DETERMINATION OF CLASS 2.2H ALLOWED NON-INDEMNIFIABLE SECURED TAX CLAIM. If there is more than one Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim, then each Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim shall be classified in a separate subclass. EOTT GP may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Class 2.2H Non-Indemnifiable Secured Tax Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

          4.3.2 TREATMENT OF CLASS 2.2H ALLOWED NON-INDEMNIFIABLE SECURED TAX CLAIMS. Class 2.2H Allowed Non-Indemnifiable Secured Tax Claims shall be satisfied in full at the election of EOTT GP, which shall be made on or before the Effective Date, as follows:

             4.3.2.1 TRANSFER OF COLLATERAL. EOTT GP may elect to satisfy a Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim by conveying and transferring any Estate Property serving as collateral for the Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim to the holder thereof to the extent of the amount of such Allowed Non-Indemnifiable Secured Tax Claim. Any collateral remaining after satisfaction of such Allowed Secured Tax Claim shall remain Estate Property, free and clear of any Liens.

             4.3.2.2 OTHER AGREEMENTS. EOTT GP may elect to satisfy a Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim pursuant to any agreement reached with the holder of the Allowed Non-Indemnifiable Secured Tax Claim.

          4.3.3 RETENTION OF LIEN. Each holder of a Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim shall retain any Liens securing the Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.3.2.1 of the Plan), or until an earlier date agreed to by the holder of such Allowed Non-Indemnifiable Secured Tax Claim and EOTT GP.

          4.3.4 DEFICIENCY CLAIM. Subject to the limitations contained in Bankruptcy Code section 502(b)(3), if the holder of a Class 2.2H Allowed Non-Indemnifiable Secured Tax Claim has a deficiency claim, such Claim shall be treated (as determined by the Bankruptcy Court) under the Plan as either (i) a Class 5.2 Non-Indemnifiable General Unsecured Claim or (ii) a Priority Unsecured Tax Claim.

     4.4 TREATMENT OF ALLOWED ENRON SECURED CLAIMS (CLASSES 3.1A, 3.1B, 3.1C, 3.1D, 3.1E, 3.1F, 3.1G AND 3.1H). The Enron Secured Claims shall be fully satisfied pursuant to the terms and conditions of the Enron Settlement Agreement as approved by the Bankruptcy Court. On and after the Effective Date, the Enron Settlement Agreement (including the release and indemnity described therein) and the documents and instruments to be executed in connection therewith shall continue to represent the binding obligations of the applicable Debtors as reorganized and shall be enforceable in accordance with their respective terms and conditions. A copy of the Enron Settlement Agreement and related documents are attached to this Plan as Exhibit B, and are incorporated herein by reference.

     4.5 TREATMENT OF ALLOWED TRADE PARTNER SECURED CLAIMS (CLASSES 3.2A, 3.2B, 3.2C, 3.2D, 3.2E, 3.2F AND 3.2G). If there is more than one Allowed Trade Partner Secured Claim in a particular Class, then each such Claim in that Class shall be classified in a separate subclass. Allowed Trade Partner Secured Claims shall be paid in full by the Consolidated Debtors pursuant to the existing payment terms and conditions governing any particular Allowed Trade Partner Secured Claim. Each holder of an Allowed Trade Partner Secured Claim shall retain any Liens securing the Allowed Trade Partner Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed Trade Partner Secured Claim and the Consolidated Debtors.

     4.6 TREATMENT OF ALLOWED M&M LIENHOLDER SECURED CLAIMS (CLASSES 3.3A, 3.3B, 3.3C, 3.3D, 3.3E, 3.3F AND 3.3G)

          4.6.1 DETERMINATION OF ALLOWED M&M LIENHOLDER SECURED CLAIM. If there is more than one Allowed M&M Lienholder Secured Claim in a particular class, then each such Claim in that class will be classified in a separate subclass. The Consolidated Debtors may (i) seek a determination under the Bankruptcy Code and Bankruptcy Rules regarding the allowability of any M&M Lienholder Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Lien securing any M&M Lienholder Secured Claim.

          4.6.2 EXECUTION OF PLAN NOTE. Allowed M&M Lienholder Secured Claims shall be satisfied by the Consolidated Debtors executing and issuing a Plan Note on the Closing Date to the holder of any Allowed M&M Lienholder Secured Claim. The Plan Note shall contain the following general terms:

              (i) Principal: The amount of the Allowed M&M Lienholder Secured Claim.

             (ii)  Interest: Six percent (6%) per annum.

            (iii)  Maturity: Six (6) years after the date the note is executed.

             (iv) Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the Plan Note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the maturity date. The Plan Note may be prepaid in whole or in part at any time without penalty.

          4.6.3 RETENTION OF LIEN. Each holder of an Allowed M&M Lienholder Secured Claim shall retain any Liens securing such Allowed Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed M&M Lienholder Secured Claim and the Consolidated Debtors.

     4.7 TREATMENT OF ALLOWED OTHER SECURED CLAIMS AND ALLOWED INDEMNIFIABLE OTHER SECURED CLAIMS (CLASSES 3.4A, 3.4B, 3.4C, 3.4D, 3.4E, 3.4F, 3.4G AND 3.2H).

          4.7.1 DETERMINATION OF ALLOWED OTHER SECURED CLAIMS AND ALLOWED INDEMNIFIABLE OTHER SECURED CLAIMS. If there is more than one Allowed Other Secured Claim in a particular Class, then each Allowed Other Secured Claim in that Class shall be classified in a separate subclass. Likewise, if there is more than one Class 3.2H Allowed Indemnifiable Other Secured Claim, then each Class 3.2H Allowed Indemnifiable Other Secured Claim shall be classified in a separate subclass. The Debtors may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Other Secured Claim or Indemnifiable Other Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

          4.7.2 TREATMENT OF ALLOWED OTHER SECURED CLAIMS AND ALLOWED INDEMNIFIABLE OTHER SECURED CLAIMS. Allowed Other Secured Claims and Class 3.2H Allowed Indemnifiable Other Secured Claims shall be satisfied in full at the election of the Consolidated Debtors as follows:

             4.7.2.1 EXECUTION OF PLAN NOTE. The Consolidated Debtors may elect to satisfy an Allowed Other Secured Claim or Class 3.2H Allowed Indemnifiable Other Secured Claim by the execution and issuance at the Closing of a Plan Note to the holder of such Claim. The Plan Note shall contain the following general terms and conditions:

               (i) Principal: The amount of the Allowed Other Secured Claim or Allowed Indemnifiable Other Secured Claim;

               (ii)   Interest: Six percent (6%) per annum;

               (iii) Maturity: Six (6) years after the date the note is executed;

               (iv) Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the Plan Note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the maturity date. The Plan Note may be prepaid in whole or in part at any time without penalty.

             4.7.2.2 TRANSFER OF COLLATERAL. The Consolidated Debtors may elect to satisfy an Allowed Other Secured Claim or Class 3.2H Allowed Indemnifiable Other Secured Claim by conveying and transferring any Estate Property serving as collateral for such Claim to the holder thereof to the extent or the amount of such Claim. Any collateral remaining after satisfaction of such Allowed

        Other Secured Claim or Allowed Indemnifiable Other Secured Claim shall remain Estate Property, free and clear of any Liens.

             4.7.2.3 OTHER AGREEMENTS. The Consolidated Debtors may elect to satisfy an Allowed Other Secured Claim or Class 3.2H Allowed Indemnifiable Other Secured Claim pursuant to any agreement reached with the holder of such Claim.

          4.7.3 RETENTION OF LIEN. Each holder of an Allowed Other Secured Claim or Class 3.2H Allowed Indemnifiable Other Secured Claim shall retain any Liens securing such Claim until it is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section
     4.7.2.2 of the Plan), or until an earlier date agreed to by the holder of the Allowed Other Secured Claim or Class 3.2H Allowed Indemnifiable Other Secured Claims and the Consolidated Debtors.

          4.7.4 DEFICIENCY CLAIM. If the holder of an Allowed Other Secured Claim or Class 3.2H Allowed Indemnifiable Other Secured Claim has a deficiency claim, such Claim shall be treated under the Plan as a Class 5 General Unsecured Claim or Class 5.1H Indemnifiable General Unsecured Claim, as applicable.

     4.8  TREATMENT OF CLASS 3.3H ALLOWED NON-INDEMNIFIABLE OTHER SECURED
CLAIMS.

          4.8.1 DETERMINATION OF CLASS 3.3H ALLOWED NON-INDEMNIFIABLE OTHER SECURED CLAIM. If there is more than one Class 3.3H Allowed Non-Indemnifiable Other Secured Claim, then each Class 3.3H Allowed Non-Indemnifiable Other Secured Claim shall be classified in a separate subclass. EOTT GP may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Class 3.3H Non-Indemnifiable Other Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

          4.8.2 TREATMENT OF CLASS 3.3H ALLOWED NON-INDEMNIFIABLE OTHER SECURED CLAIMS. Class 3.3H Allowed Non-Indemnifiable Other Secured Claims shall be satisfied in full at the election of EOTT GP, which shall be made on or before the Effective Date, as follows:

             4.8.2.1 TRANSFER OF COLLATERAL. EOTT GP may elect to satisfy a Class 3.3H Allowed Non-Indemnifiable Other Secured Claim by conveying and transferring any Estate Property serving as collateral for the Class 3.3H Allowed Non-Indemnifiable Other Secured Claim to the holder thereof to the extent of the amount of such Claim. Any collateral remaining after satisfaction of such Allowed Non-Indemnifiable Other Secured Claim shall remain Estate Property, free and clear of any Liens.

             4.8.2.2 OTHER AGREEMENTS. EOTT GP may elect to satisfy a Class 3.3H Allowed Non-Indemnifiable Other Secured Claim pursuant to any agreement reached with the holder of such Claim.

          4.8.3 RETENTION OF LIEN. Each holder of a Class 3.3H Allowed Non-Indemnifiable Other Secured Claim shall retain any Liens securing the Class 3.3H Allowed Non-Indemnifiable Other Secured Claim until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.8.2.1 of the Plan), or until an earlier date agreed to by the holder of such Claim and EOTT GP.

          4.8.4 DEFICIENCY CLAIM. If the holder of a Class 3.3H Allowed Non-Indemnifiable Other Secured Claim has a deficiency claim, such Claim shall be treated as a Class 5.2 Non-Indemnifiable General Unsecured Claim.

     4.9 TREATMENT OF ALLOWED CONVENIENCE CLAIMS (CLASSES 4A, 4B, 4C, 4D, 4E, 4F, 4G AND 4H). Each holder of an Allowed Convenience Claim shall be paid, on the Effective Date or as soon thereafter as practicable, Cash in an amount equal to the lesser of (i) ten thousand dollars ($10,000) or (ii) the Allowed amount of such Convenience Claim; provided, however, that if the total amount of Convenience Claims exceeds the Convenience Claim Amount, each holder of a Convenience Claim shall receive a Pro Rata Share of the Convenience Claim Amount. The total amount of Allowed Convenience Claims to be paid by the

Debtors shall not exceed the Convenience Claim Amount. Creditors with a Claim or Claims in a total amount greater than $10,000 who elect to have their Claim(s) treated as a Convenience Claim waive the remainder of their Claim(s), and shall not be entitled to any other Distribution under the Plan.

     4.10 TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS AND ALLOWED INDEMNIFIABLE GENERAL UNSECURED CLAIMS (CLASSES 5A, 5B, 5C, 5D, 5E, 5F, 5G AND 5.1H). Each holder of an Allowed General Unsecured Claim or Class 5.1H Allowed Indemnifiable General Unsecured Claim will receive:

        (i)    a Pro Rata Share of the New Notes and

        (ii)   a Pro Rata Share of the Class 5 LLC Distribution.

The aggregate principal amount of the New Notes issued under the Plan shall not exceed $104 million.

     4.11 TREATMENT OF CLASS 5.2H ALLOWED NON-INDEMNIFIABLE GENERAL UNSECURED CLAIMS. Each holder of a Class 5.2H Allowed Non-Indemnifiable General Unsecured Claim shall receive a Pro Rata Share of the EOTT GP Cash.

     4.12 TREATMENT OF ALLOWED SUBORDINATED CLAIMS (CLASSES 6A, 6B, 6C, 6D, 6E, 6F, 6G AND 6H). The holders of Allowed Subordinated Claims shall not receive any Distributions on account of such Claims.

     4.13 TREATMENT OF ALLOWED COMMON UNITS IN EOTT (CLASS 7.1A). Class 7.1A Common Units in EOTT shall be canceled and extinguished effective on the Effective Date; however, notwithstanding such cancellation, each holder (on the Effective Date) of a Class 7.1A Allowed Common Unit shall receive from the
Debtors:

          (i)    the Class 7 LLC Distribution and

          (ii)   the LLC Warrant Distribution.

     4.14 TREATMENT OF ALLOWED GP INTERESTS (CLASS 7.2A), ALLOWED SUBORDINATED UNITS (CLASS 7.3A), AND ALLOWED ADDITIONAL PARTNERSHIP INTERESTS (CLASS
7.4A). Class 7.2A GP Interests, Class 7.3A Subordinated Units, and Class 7.4A Additional Partnership Interests shall be canceled and extinguished effective on the Effective Date, and holders of such Equity Interests shall not receive or retain anything on account of such Equity Interests.

     4.15 TREATMENT OF ALLOWED EQUITY INTERESTS IN EOTT GP (CLASS 7H). Class 7H Equity Interests in EOTT GP shall be canceled and extinguished effective on the Effective Date, and holders of Class 7H Equity Interests shall not receive or retain anything on account of such Equity Interests.

     4.16  TREATMENT OF ALLOWED EQUITY INTERESTS (CLASSES 7B, 7C, 7D, 7E, 7F AND
7G). Each holder of an Allowed Equity Interest in Classes 7B, 7C, 7D, 7E, 7F and 7G shall retain its Equity Interest(s) under the Plan, but shall not be entitled to receive any Distribution under the Plan.

                                   ARTICLE 5
                              EXECUTORY CONTRACTS

     5.1 ASSUMPTION AND REJECTION. All Executory Contracts except those identified on the Rejection Schedule shall be assumed by the Debtors; provided, however, that the Debtors, subject to approval of the Bankruptcy Court, shall have the ability to reject at any time before the close of the Bankruptcy Case any Executory Contract inadvertently not listed on the Rejection Schedule. Except as otherwise provided for in section 5.2 of the Plan, all Executory Contracts identified on the Rejection Schedule shall be rejected as of the Confirmation Date, unless such Executory Contracts have been previously rejected pursuant to an order of the Bankruptcy Court.

     5.2 APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order shall constitute the approval, under Bankruptcy Code section 365(a), of (i) the rejection of the Executory Contracts identified in accordance with section 5.1 of the Plan, and (ii) the assumption of all other Executory Contracts subject to the Debtors' ability to later reject any such Executory Contract.

     5.3 REJECTION CLAIMS. Unless the Bankruptcy Court, the Bankruptcy Code, or the Bankruptcy Rules establish an earlier deadline concerning the rejection of a particular Executory Contract, any Claim arising out of the rejection of an Executory Contract under Article 5 of the Plan, must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee by the Rejection Claim Bar Date. Any such Claims not filed by the Rejection Claim Bar Date shall be discharged and forever barred. Any Claims arising out of the rejection of an Executory Contract pursuant to a Final Order other than the Confirmation Order must be filed by (i) the date, if any, specified in the Final Order approving such rejection or (ii) if no such date, the Rejection Claim Bar Date; otherwise, such Claims are discharged and forever barred. All Allowed Claims arising from the rejection of an Executory Contract shall be treated (as applicable under the Plan) as (i) a Class 5 Allowed General Unsecured Claim,
(ii) a Class 5.1H Allowed Indemnifiable General Unsecured Claim, (iii) a Class 5.2H Allowed Non-Indemnifiable General Unsecured Claim, or (iv) an Allowed Convenience Claim.

     5.4 "CURE" PAYMENTS WITH REGARD TO ASSUMED EXECUTORY CONTRACTS OR UNEXPIRED LEASES. Any "cure" amounts that the Debtors believe are associated with Executory Contracts or Unexpired Leases proposed to be assumed pursuant to this Plan will be set forth in a notice ("Cure Payment Notice") to be filed and served at the same time as the Rejection Schedule. Such "cure" amounts will be paid by the Debtors in cash in full on the Effective Date, or as soon as practicable thereafter, to the respective parties owed such amounts, in accordance with section 365(b)(1) of the Bankruptcy Code, except that in the event of a dispute regarding the amount of any "cure" payments, the "cure" payments required by section 365(b)(1) of the Bankruptcy Code shall be made by the Debtors only after the entry of a Final Order of the Bankruptcy Court resolving the dispute or after the parties have otherwise reached agreements. If a party disputes the "cure" amount set forth in the Cure Payment Notice (or if no "cure" amount is indicated as being owed in the Cure Payment Notice for a particular Executory Contract or Unexpired Lease and an affected party believes there is a "cure" amount owing), or if a party otherwise objects to assumption pursuant to section 365(b)(1) of the Bankruptcy Code and pursuant to the Plan, then the affected party(ies) to the Executory Contract or Unexpired Lease should file a written objection and serve it upon the Debtors' counsel, which objection should be filed and served so as to be received two (2) days prior to the scheduled Confirmation Hearing. A party's failure to file and serve such an objection two (2) days prior to the Confirmation Hearing will be deemed a waiver of any objection to assumption or to the "cure" amounts set forth in the Cure Payment Notice, and the Debtors will present a confirmation order at the Confirmation Hearing that will provide for approval of the assumption and the "cure" amounts, as set forth in the Cure Payment Notice, which order will be binding on parties in interest receiving the Cure Payment Notice.

                                   ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

     6.1 SUBSTANTIVE CONSOLIDATION. On the Effective Date, the Debtors (except EOTT GP) and their respective Estates shall be substantively consolidated. EOTT GP and its Estate will not be substantively consolidated and will remain distinct from the Consolidated Debtors. As a result of such substantive consolidation, (i) all Intercompany Claims by and among the Consolidated Debtors will be eliminated, (ii) any obligation of any of the Consolidated Debtors and all guarantees thereof executed by any of the Consolidated Debtors will be deemed to be an obligation of each of the Consolidated Debtors, (iii) any Claim filed or asserted against any of the Consolidated Debtors will be deemed a Claim against each of the Consolidated Debtors, (iv) for purposes of determining the availability of any right of setoff under Bankruptcy Code section 553, the Consolidated Debtors will be treated as one entity so that (subject to the other provisions of Bankruptcy Code section 553) debts due to any of the Consolidated Debtors may be offset against the debts owed by any of the Consolidated Debtors. On the Effective Date, and in accordance with the terms of the Plan, all Claims based on guarantees of collection, payment, or performance made by any Consolidated Debtor concerning the obligations of another Consolidated Debtor shall be discharged, released, and without further force or effect. To the extent applicable, all Claims by and between any Consolidated Debtor and EOTT GP will be treated pursuant to the Enron Settlement Agreement. The substantive consolidation of the Consolidated Debtors shall not constitute or effectuate a merger of the corporate or other legal identities of the Consolidated Debtors, and the Consolidated Debtors' respective corporate and other legal identities shall remain intact, except as otherwise specified in the Plan. The Consolidated Debtors shall not be responsible for the satisfaction of any Allowed Non-Indemnifiable Claims against EOTT GP, and the holders of such claims shall not be entitled to any Distributions from the Consolidated Debtors or their respective Estates. Except as otherwise expressly provided for in the Plan, Allowed Non-Indemnifiable Claims shall be satisfied solely by EOTT GP and/or its Estate.

     6.2 THE CLOSING. A Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, or at such other place identified in a notice provided to those parties listed in section
17.2 of the Plan. The Debtors may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in section 17.2 of the Plan within two (2) days after the originally scheduled Closing. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

          6.2.1 EXECUTION OF DOCUMENTS AND CORPORATE ACTION. The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. Dana R. Gibbs is designated as the authorized representative of each Debtor (i) to execute on behalf of each Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of each Debtor to consummate the Plan. Dana R. Gibbs may take any action authorized under this section without action by or notice to the Debtors' board of directors (or managers) or shareholders (or members).

          6.2.2 DISCHARGE OF SENIOR NOTE INDENTURE AND CANCELLATION OF SENIOR NOTES. On the Effective Date, the Senior Note Indenture shall be terminated and canceled and rendered of no further force and effect; provided, however, that the cancellation of the Senior Note Indenture shall not (i) impair the rights of the beneficial holders of Senior Notes under the Plan nor (ii) impair the rights of the Indenture Trustee under the Plan and the lien and priority rights of the Indenture Trustee under the Senior
     Note Indenture. The Senior Note Indenture shall continue in effect to the extent necessary (a) for the Indenture Trustee to receive and make Distributions under the Plan of the New Notes and New LLC Units and (b) to maintain the validity of the charging lien granted to the Indenture Trustee under section 7.06 of the Senior Note Indenture. Any actions taken by the Indenture Trustee that are not authorized by (or are otherwise inconsistent with) the Plan shall be null and void. On the Effective Date, the Senior Notes shall be canceled and shall be null and void, and the Senior Notes shall evidence no rights, except the right to receive Distributions under the Plan. All canceled Senior Notes held by the Indenture Trustee shall be disposed of in accordance with the customary procedures under the Senior
     Note Indenture, unless the Debtors request the Indenture Trustee to return the canceled Senior Notes to the Debtors.

          6.2.3 EXECUTION OF NEW INDENTURE AND ISSUANCE OF NEW NOTES. On the Effective Date, EOTT Energy LLC will take all necessary action to (i) execute the New Indenture and (ii) issue, distribute, and transfer the New Notes to the Indenture Trustee for prompt subsequent distribution to the holders of Class 5 Allowed General Unsecured Claims and Class 5.1H Allowed Indemnifiable General Unsecured Claims in accordance with the terms of the Plan.

          6.2.4 FORMATION OF EOTT ENERGY LLC. On or before the Effective Date, all necessary action shall be taken to form EOTT Energy LLC as a wholly-owned subsidiary of EOTT. EOTT Energy LLC shall be formed as a limited liability company under Delaware state law.

          6.2.5 BOARD OF DIRECTORS AND OFFICERS OF EOTT ENERGY LLC. On or before the Effective Date, all necessary action shall be taken so that the board of Directors of EOTT Energy LLC shall consist of seven (7) individuals, who will be selected before the Confirmation Hearing. Consenting Holders shall select six (6) members of the initial post-confirmation board of Directors. The remaining member of the initial post-confirmation board of Directors shall be the chief executive officer of EOTT LLC. The officers of

     EOTT Energy LLC shall be selected pursuant to and in the manner provided for in the EOTT Energy LLC Agreement.

          6.2.6  AUTHORIZATION AND ISSUANCE OF NEW LLC UNITS AND LLC
     WARRANTS. On the Effective Date, EOTT Energy LLC shall authorize and issue the New LLC Units to the holders of Class 5 Allowed General Unsecured Claims, Class 5.1H Allowed Indemnifiable General Unsecured Claims, and Allowed Common Units in accordance with the terms of the Plan. EOTT Energy LLC shall also authorize and issue the LLC Warrants to the holders of Allowed Common Units in accordance with the terms of the Plan.

          6.2.7 TRANSFER OF EQUITY INTERESTS IN EOTT LLC. At the Closing, all necessary action shall be taken by EOTT to transfer all of its Equity Interests in EOTT LLC to EOTT Energy LLC.

          6.2.8 AUTHORIZATION AND ISSUANCE OF NEW GP INTEREST AND NEW LP INTEREST. At the Closing, all necessary action shall be taken by EOTT to authorize and issue the New GP Interest to EOTT LLC and the New LP Interest to EOTT Energy LLC.

          6.2.9 AMENDMENT OF EOTT PARTNERSHIP AGREEMENT. At the Closing, all necessary action shall be taken to amend the EOTT Partnership Agreement to consummate the Plan and to conform to the form of the partnership agreements of the EOTT Operating Subsidiaries.

          6.2.10 EXECUTION AND ISSUANCE OF ANY PLAN NOTES. At the Closing, the Consolidated Debtors shall execute any and all Plan Notes contemplated and required under the Plan. Any and all Plan Notes shall be issued and delivered to the applicable Creditor(s) in accordance with the terms of the Plan.

          6.2.11 AMENDMENT OF THE DEBTORS' ARTICLES OF INCORPORATION AND BY-LAWS. The Debtors' articles of incorporation and by-laws (or analogous governance documents) shall be amended and all necessary action shall be taken to:

             (i) prohibit the issuance of nonvoting equity securities, and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; and

             (ii) provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan.

          6.2.12 CONSUMMATION OF THE EXIT CREDIT FACILITY. The Debtors are authorized and directed to take all actions (including the execution of any documents) necessary to consummate the Exit Credit Facility.

          6.2.13 CONSUMMATION OF THE ENRON SETTLEMENT AGREEMENT. To the extent it has not already been consummated, the Debtors and the Enron Parties are authorized and directed to take all actions (including the payment of any Cash and the execution of the EOTT Note, the EOTT Guaranty, and any release agreement or other documents) necessary to consummate and effectuate the Enron Settlement Agreement, which is attached to the Plan as Exhibit B.

          6.2.14 SURRENDER OF INSTRUMENTS. Each Claimholder holding a certificate or instrument evidencing a Claim against the Debtors or Estate Property and whose Claims are treated under the Plan shall surrender such certificate or instrument to the Debtors, their designee, or the Indenture Trustee (as applicable) on the Effective Date as a prerequisite to receiving any Distribution under the Plan, unless the non-availability of such certificate or instrument is established to the satisfaction of the applicable party.

          6.2.15  ESTABLISHMENT OF RESERVES AND OTHER ACCOUNTS.

             6.2.15.1 ESTABLISHMENT OF ADMINISTRATIVE CLAIMS RESERVE. Within sixty (60) days after the Effective Date, the Debtors shall establish the Administrative Claims Reserve, which shall be maintained in a segregated, interest-bearing account. The Administrative Claims Reserve shall be funded with Cash in an amount equal to the claimed amount or, if no claim has been timely filed, the scheduled amount of all Administrative Claims.

             6.2.15.2  ESTABLISHMENT OF PRIORITY CLAIMS RESERVE.  Within sixty
        (60) days after the Effective Date, the Debtors shall establish the Priority Claims Reserve, which shall be maintained in a segregated interest-bearing account. The Priority Claims Reserve shall be funded with Cash in an amount equal to the claimed amount or, if no claim has been timely filed, the scheduled amount of all Priority Unsecured Tax Claims and all Priority Unsecured Non-Tax Claims, including, if applicable, interest accrued from the Petition Date to the Effective Date.

             6.2.15.3 ESTABLISHMENT OF DISPUTED CLAIMS RESERVE. Before making any Distributions under the Plan, the Debtors shall establish the Disputed Claims Reserve. The Disputed Claims Reserve shall hold the Distributions attributable to the Disputed Claims and Disputed Equity Interests. The aggregate Distributions held in the Disputed Claims Reserve on account of Disputed Claims shall be equal to the lesser of, with respect to each particular Disputed Claim, (i) the claimed amount or (ii) the amount estimated by the Bankruptcy Court for voting purposes or otherwise, even if there is a pending appeal regarding such estimation. The aggregate Distributions held in the Disputed Claims Reserve on account of Disputed Equity Interests shall be equal to the lesser of, with respect to each Disputed Equity Interest, (a) the claimed number of Equity Interests or (b) the number of Equity Interests estimated by the Bankruptcy Court for purposes of voting or otherwise, even if there is a pending appeal regarding such estimation.

     6.3 LIQUIDATION AND DISSOLUTION OF EOTT GP. Following the Effective Date, EOTT GP will conduct an orderly liquidation of its Estate consistent with the terms and conditions of the Plan. Any Cash realized from the liquidation of EOTT GP's Estate shall constitute EOTT GP Cash, and shall be distributed in accordance with the Plan. Following the completion of the liquidation process, EOTT GP will be dissolved in accordance with applicable law.

     6.4 TERMINATION OF THE COMMITTEE. The appointment and operation of any Committee shall terminate on the date specified in the Confirmation Order. The dissolution or termination of the appointment and operation of any Committee shall not prejudice the rights of any agents of the Committee (including its Professionals and Committee members) to pursue their separate claims for compensation and reimbursement of expenses, including Professional Fee Claims under Bankruptcy Code sections 330, 331 and/or 503(b)(3)(F).

     6.5 BANKRUPTCY CODE SECTION 1145 DETERMINATION. Confirmation of the Plan shall constitute a determination, in accordance with Bankruptcy Code section 1145, that (except with respect to an entity that is an underwriter as defined in Bankruptcy Code section 1145(b)) Section 5 of the 1933 Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, broker or dealer in, a security do not apply to the offer, sale, or issuance of any securities under the Plan (including the New Notes, New LLC Units, the LLC Warrants, the New GP Interest, and the New LP Interest).

     6.6 IMPLEMENTATION OF MANAGEMENT INCENTIVE COMPENSATION PLAN. At the Closing, EOTT Energy LLC may (but shall not be required to) implement a management incentive plan for employees and directors of EOTT Energy LLC. Under the management incentive plan, up to 1,200,000 of the New LLC Units may be reserved for issuance pursuant to options or other New LLC Unit grants. The management incentive plan will be administered by the compensation committee of the board of Directors of EOTT Energy LLC.

     6.7 EXECUTION OF THE EMPLOYEE SERVICE AGREEMENT. On or before the Effective Date, EOTT Energy LLC and EOTT LLC shall enter into the Employee Service Agreement (in a form similar to the current service agreement between EOTT GP and EOTT LLC). Under the Employee Service Agreement, EOTT Energy LLC shall provide all of the employees and services needed by EOTT LLC in its capacity as the general partner of EOTT and the EOTT Operating Subsidiaries.

     6.8 SINGLE SATISFACTION OF INDEMNIFIABLE CLAIMS AGAINST EOTT GP (CLASSES 2.1H, 3.2H, AND 5.1H). Holders of Allowed Indemnifiable Claims against EOTT GP in Classes 2.1H, 3.2H, and 5.1H shall be entitled to a single satisfaction of such Claims. If the holder of an Allowed Indemnifiable Claim against EOTT GP in Classes 2.1H, 3.2H, and 5.1H also asserts an identical Claim against any Consolidated Debtor, then such identical Claim against such Consolidated Debtor shall be disallowed, and the holder of the Allowed Indemnifiable Claim against EOTT GP shall only receive the consideration provided for in the Plan with respect to such Allowed Indemnifiable Claim.

                                   ARTICLE 7
                   GENERAL PROVISIONS GOVERNING DISTRIBUTIONS

     7.1 IN GENERAL. The Debtors shall make all Distributions required under the Plan.

     7.2  DISTRIBUTIONS ON ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS
ONLY. Distributions under the Plan shall be made only to the holders of Allowed Claims and Allowed Equity Interests. Until a Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest, the holder of that Disputed Claim or Disputed Equity Interest shall not receive the consideration otherwise provided to such Claimholder or Interestholder under the Plan.

     7.3 PLACE AND MANNER OF PAYMENTS OF DISTRIBUTIONS. Except as otherwise specified in the Plan or the Enron Settlement Agreement, Distributions to holders of Allowed Claims or Allowed Equity Interests shall be made by mailing such Distribution to the Claimholder or Interestholder at the address listed in any proof of claim or interest filed by the Claimholder or Interestholder or at such other address as such Claimholder or Interestholder shall have specified for payment purposes in a written notice received by the Debtors at least twenty
(20) days before a Distribution Date. If a Claimholder or Interestholder has not filed a proof of claim or interest or sent the Debtors a written notice of payment address, then the Distribution for such Claimholder or Interestholder will be mailed to the address identified in the Schedules of Assets and Liabilities or the Schedule of Equity Interestholders. The Debtors shall distribute any Cash by wire, check, or such other method as the Debtors deem appropriate under the circumstances. Before receiving any Distributions, all Claimholders or Interestholders, at the request of the Debtors or their designee (as applicable), must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Debtors; otherwise, the Debtors or their designee (as applicable) may suspend Distributions to any Claimholders or Interestholders who have not provided their Federal Tax Identification Number or Social Security Number.

     7.4 UNDELIVERABLE DISTRIBUTIONS. If a Distribution to any Claimholder or Interestholder is returned as undeliverable, the Debtors or their designee (as applicable) shall use reasonable efforts to determine such Claimholder's or Interestholder's then current address. After reasonable efforts, if the Debtors or their designee (as applicable) still cannot determine such Claimholder's or Interestholder's then-current address, then unless and until the Debtors or their designee (as applicable) are notified of such Claimholder's or Interestholder's then-current address, no further Distributions shall be made to such Claimholder or Interestholder, unless and until the Debtors are notified of such Claimholder's or Interestholders then-current address. Such Distributions shall be set aside and held in a segregated interest bearing account. If the Debtors or their designee (as applicable) are notified of such Claimholder's or Interestholder's then-current address, then such Distribution, together with any interest earned thereon and proceeds thereof (less any Withholding pursuant to section 7.6) shall be paid or distributed to such Claimholder or Interestholder within ten (10) Business Days.

     7.5 UNCLAIMED DISTRIBUTIONS. As of six (6) months after the Effective Date, if a Person entitled to a Distribution under this Plan has not been located then such Person (i) shall no longer be a Claimholder or an Interestholder and (ii) shall be deemed to have released such Claim or Equity Interest as follows:

          7.5.1 CONVENIENCE CLAIM. If such Person had elected to be treated as a Convenience Claim, then that Claimholder's Convenience Claim Distribution together with any interest and proceeds thereon shall revest in the Debtors free and clear of any Liens, including claims, encumbrances and interests.

          7.5.2 CLASS 5 DISTRIBUTION. If such Person was entitled to a Class 5 Distribution, then that Claimholder's Class 5 Distribution together with any interest and proceeds thereon shall be distributed pro rata in accordance with the Plan to the holders of Allowed General Unsecured Claims and Allowed Indemnifiable General Unsecured Claims on the next applicable Distribution Date.

          7.5.3 CLASS 7 LLC DISTRIBUTION. If such Person was entitled to a Class 7 LLC Distribution, then that Interestholder's Class 7 LLC Distribution together with any interest and proceeds thereon shall be distributed pro rata in accordance with the Plan to the holders of Allowed Equity Interests on the next applicable Distribution Date.

     7.6 WITHHOLDING. The Debtors or their designee (as applicable) may at any time withhold from a Distribution to any Person (except the Internal Revenue Service) such amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Debtors or their designee (as applicable) (in their sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Debtors, or their designee (as applicable), in the exercise of their sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section. Notwithstanding the foregoing but without prejudice to the Debtors' rights, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution under the Plan.

     7.7 INTEREST. Interest received with respect to principal distributed under the Plan shall be distributed along with the underlying principal.

     7.8  DISTRIBUTIONS OF NEW NOTES AND NEW LLC UNITS.

          7.8.1 DISTRIBUTIONS. Notwithstanding any other provision of the Plan, all Distributions of New Notes and New LLC Units to be made to any holder of a Class 5 Allowed General Unsecured Claim or Class 5.1H Allowed Indemnifiable General Unsecured Claim under the Plan shall be made, in the case of the holders of Senior Notes, to the Indenture Trustee on behalf of the Senior Noteholders, and, in the case of all other holders of Class 5 or 5.1H Claims, the Debtors or their designee will make the Distributions directly to such Claimholders in accordance with the terms of the Plan. The Indenture Trustee shall distribute the Distributions it makes to the New Noteholder(s) pursuant to the terms of the Senior Note Indenture. Distributions made to the New Noteholder(s) under the Plan shall be deemed to be Distributions made for the benefit of the beneficial holders. In accordance with the Senior Note Indenture, the Indenture Trustee may establish reasonable and customary rules and procedures in connection with its duties under this section.

          7.8.2 RECORD DATE FOR SENIOR NOTES. Consistent with the Senior Note Indenture, on the Distribution Record Date, the Note Register (as defined in the Senior Note Indenture) maintained by the Indenture Trustee shall be closed and there shall be no further changes in the Note Register maintained by the Indenture Trustee. The Debtors, the Indenture Trustee, and any holder of the Senior Notes shall have no obligation to recognize any transfer of the Senior Notes (or interests therein) occurring after the Distribution Record Date. The Debtors and the Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan with only the holder of the Senior Notes whose name(s) appear in the Note Register maintained by the Indenture Trustee on the Distribution Record Date.

     7.9 TREATMENT OF INDENTURE TRUSTEE. Notwithstanding any other provision of the Plan, the Indenture Trustee is granted an Administrative Claim for the actual fees and expenses (including professional fees and expenses) reasonably incurred by the Indenture Trustee under the Senior Note Indenture in connection with the Bankruptcy Case through the Effective Date; provided, however, that the total amount of such Administrative Claim shall not exceed $10,000. The Indenture Trustee shall be entitled to payment from the Debtors of its customary fees and expenses allowable under New Indenture reasonably incurred in performing its duties under the Plan, including making Distributions to holders of Class 5 Allowed General Unsecured

Claims and Class 5.1H Allowed Indemnifiable General Unsecured Claims. On the full performance by the Indenture Trustee of all actions or duties under the Plan (including making the required Distributions), the Indenture Trustee shall be relieved of any further obligations arising under the Senior Note Indenture.

     7.10 DISTRIBUTIONS TO CLASS 7.1A ALLOWED COMMON UNITS. EOTT shall issue stop transfer instructions to its transfer agent of Common Units from and after the close of business on the Effective Date. Promptly following the Effective Date, EOTT shall send to each holder of record of Common Units on the Effective Date a letter of transmittal, in form and substance reasonably satisfactory to EOTT, to be used to deliver to EOTT certificates formerly representing the Common Units. Distributions to holders of Class 7.1A Allowed Common Units required by the Plan shall be made only to Interestholders who deliver to EOTT a certificate representing the Common Units together with a duly executed letter of transmittal, unless the non-availability of such certificate is established to the satisfaction of the Debtors. The Debtors shall be entitled to rely on the stock transfer ledger of the transfer agent reflecting record holders of Class 7.1A Allowed Common Units on the Effective Date for all purposes, including, without limitation, making Distributions under the Plan. The Debtors shall have no obligation to recognize any transfer of a Class 7.1A Allowed Common Unit occurring after the Effective Date.

     7.11 FRACTIONAL DISTRIBUTIONS. Notwithstanding anything to the contrary in the Plan, to the extent the pro rata distribution of New LLC Units or LLC Warrants would result in a recipient receiving less than a whole number of shares, the Debtor shall retain such New LLC Units or LLC Warrants until the pro rata distribution would result in a whole number of units or warrants being distributed to each recipient on the next applicable Distribution Date.

          7.11.1  TREATMENT OF UNDISTRIBUTED NEW LLC UNITS AND LLC
     WARRANTS. Undistributed New LLC Units and undistributed LLC Warrants shall be treated as unissued until distributed.

          7.11.2 CANCELLATION OF LLC WARRANTS. Any LLC Warrants remaining undistributed pursuant to Section 7.11 on the expiration date of the LLC Warrants shall be canceled and extinguished.

          7.11.3 CANCELLATION OF NEW LLC UNITS. Any New LLC Units remaining undistributed pursuant to Section 7.11 upon the final Distribution Date under the Plan shall be canceled and extinguished.

                                   ARTICLE 8
                              VESTING OF PROPERTY

     8.1 REVESTING OF PROPERTY. On the Effective Date, except as otherwise expressly provided in the Plan, title to all Estate Property shall vest in the Debtors free and clear of all Liens of any kind.

                                   ARTICLE 9
                     DISCHARGE, RELEASE AND EXTINGUISHMENT
                  OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES

     9.1 DISCHARGE OF DEBTORS. Except as otherwise provided in the Plan, the rights granted in the Plan and the treatment of all Claims and Equity Interests shall be in exchange for, and in complete satisfaction, discharge, and release of, all Claims of any nature whatsoever against the Debtors and any of the Estate Property, whether such Claims arose before or during the Bankruptcy Case or in connection with implementation of the Plan. Except as otherwise provided in the Plan, on the Effective Date, each of the Debtors shall be discharged and released from any and all Claims, including demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), regardless of whether (i) a proof of claim evidencing such debt was filed or deemed filed under Bankruptcy Code section 501; (ii) a Claim based on such debt is allowed under Bankruptcy Code section 502; or (iii) the holder of a Claim based on such debt has accepted the Plan. Except as otherwise provided in the Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors. Pursuant to Bankruptcy Code section 524, the discharge granted under this section shall void any judgment against any of the Debtors at any time obtained (to the extent it relates to a discharged Claim), and operates as an injunction against the prosecution of any action against any of the Debtors or the Estate Property (to the extent it relates to a discharged Claim).

     9.2 RELEASES. Except as otherwise provided for in the Plan, on the Effective Date, (i) each of the Debtors shall be deemed to have released any claims, demands, or causes of action that any of them may have against any of the Debtors' current or former officers, directors, agents, or representatives for any acts, omissions, or other conduct by any such person in such capacity occurring before the Effective Date; provided, however, that the Debtors shall not be deemed to have released any such person from liability for gross negligence, willful misconduct, or fraud, and (ii) the Interestholders shall be deemed to have released any claims, demands, or causes of action that any of them may have against any of the Debtors' current or former officers, directors, agents, or representatives for any acts, omissions, or other conduct by any such person in such capacity occurring before the Effective Date; provided, however, that the Interestholders shall not be deemed to have released any such person from liability for gross negligence, willful misconduct, or fraud.

     9.3 EXCULPATION. Except as otherwise provided for in the Plan, each of the Debtors and EOTT Energy LLC and their respective officers, directors and managers, the members of the Committee, Standard Chartered Bank and SCTSC shall have no liability to any Claimholder, Interestholder or other Person for any act or omission in connection with, relating to, or arising out of the filing of the Debtors' bankruptcy cases, administration of the Bankruptcy Case, including the negotiation, preparation, and pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan (including all Distributions thereunder), the administration of the Plan or the Estate Property to be distributed under the Plan, except for any liability based on willful misconduct or gross negligence. In all such instances, such parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Bankruptcy Case and under the Plan.

                                   ARTICLE 10
 INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY INTERESTS

     10.1 INJUNCTION ENJOINING HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN DEBTORS. Except as otherwise expressly provided in the Plan, after the Effective Date, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Debtors arising on or before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtors, their Estates, and the Estate Property regarding such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

          (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors, their Estates, or the Estate Property (including, all suits, actions, and proceedings that are pending on the Effective Date, which shall be deemed withdrawn and dismissed with prejudice);

          (ii) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, or the Estate Property;

          (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtors, their Estates, or the Estate Property;

          (iv) asserting any right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, their Estates, or their Property; and

          (v) proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

     10.2 DERIVATIVE SECURITIES LITIGATION CLAIMS. Claims or causes of action derivative of or from EOTT ("Derivative Securities Litigation Claims") are property of the Estate of EOTT under Bankruptcy Code section 541. On and after the Effective Date, all such Derivative Securities Litigation Claims, regardless of whether pending on the Petition Date, will be retained by, vest in, and/or become property of the reorganized

EOTT. All named plaintiffs (including certified and uncertified classes of plaintiffs) in the actions currently pending relating to any Derivative Securities Litigation Claims and their respective servants, agents, attorneys, and representatives shall, on and after the Effective Date, be permanently enjoined, stayed, and restrained from pursuing or prosecuting any Derivative Securities Litigation Claim. Nothing herein shall impair claims or causes of action that any Person may have directly (as opposed to derivatively) against any other Person; provided, however, that the foregoing shall not affect the impairment of any claims or causes of action provided for in the Enron Settlement Agreement.

                                   ARTICLE 11
                               EVENTS OF DEFAULT

     11.1 EVENTS OF DEFAULT. An event of default shall have occurred if the Debtors, the Indenture Trustee, or any other Person takes any action, fails to take any action, or fails to refrain from taking an action prevented, required, or otherwise set forth in the Plan.

     11.2 REMEDIES FOR DEFAULTS. Subject to Bankruptcy Code Section 1112, should an event of default occur by the Debtors, the Indenture Trustee, or any other Person, at least one other party-in-interest (including any Debtor) must provide written notice of the default to the defaulting party and serve copies of the notice to all parties identified in section 16.2 of the Plan. If the default is not cured within ten (10) days after service of the notice of default, the notifying party may present an ex parte order to the Bankruptcy Court setting a date and time when the defaulting party must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order. If the defaulting party is found to be in default of the Plan, the Bankruptcy Court shall:

          (a) assess the costs of the Debtors, the Indenture Trustee, or other party-in-interest of proceeding on the order to show cause against the defaulting party, such costs to be the greater of the actual amounts incurred or $5,000; and

          (b) designate a person to appear, sign, and/or accept on behalf of the defaulting party the documents required under the Plan in accordance with Federal Rule of Civil Procedure 70, or enter such other order compelling compliance with the Plan that may be necessary and that does not materially alter the terms of the Plan as confirmed.

                                   ARTICLE 12
                        PROVISIONS FOR THE RESOLUTION OF
                         OBJECTIONS TO PROOFS OF CLAIM

     12.1 RIGHT TO OBJECT TO CLAIMS. The Debtors shall have the right to examine and object to any Claims or Equity Interests filed in the Bankruptcy Case, and shall have the right to object to and contest the allowance of any such Claims or Equity Interests.

     12.2 DEADLINE FOR OBJECTING TO CLAIMS. Objections to Claims and objections to Equity Interests, must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Claimant(s) or Interestholder(s), before the expiration of the Claims Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims and Equity Interests shall be deemed allowed in accordance with Bankruptcy Code section 502. The objection shall notify the Claimholder or Interestholder of the deadline for responding to such objection provided for in section 12.3 of the Plan.

     12.3 DEADLINE FOR RESPONDING TO CLAIM OBJECTIONS. Within thirty (30) days after service of an objection, the Claimholder or Interestholder whose Claim or Equity Interest was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Debtors and the parties identified in section 16.2 of the Plan. Failure to file a written response within the thirty (30) day time period shall constitute a waiver and release of the subject Claim or Equity Interest, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Claimholder or Interestholder granting the relief requested in the claim objection.

     12.4 ESTIMATION OF CLAIMS. The Debtors may request the Bankruptcy Court to estimate any Claim for purposes of allowance under Bankruptcy Code section 502(c).

                                   ARTICLE 13
                    GENERAL PROVISIONS RELATING TO RESERVES

     13.1 ADMINISTRATIVE CLAIMS RESERVE. To the extent any Cash held in the Administrative Claims Reserve established under the Plan relates to Administrative Claims or Professional Fee Claims that have either been disallowed by the Bankruptcy Court or are no longer claimed as evidenced by (i) a written release of such Claim or (ii) the failure to seek allowance of such Claim within six (6) months from the Effective Date, then such Cash shall revest in the Debtors. The Administrative Claims Reserve shall be dissolved once all required payments have been made.

     13.2 PRIORITY CLAIMS RESERVE. To the extent any Cash held in the Priority Claims Reserve relate to a Priority Unsecured Non-Tax Claim or a Priority Unsecured Tax Claim that has either been disallowed by the Bankruptcy Court or is no longer claimed as evidenced by (i) a written release of such Claim (ii) or the failure to seek allowance of such Claim within six (6) months from the Effective Date, then such Cash shall revest in the Debtors. The Priority Claims Reserve shall be dissolved once all required payments have been made.

     13.3 DISPUTED CLAIMS RESERVE. The Distributions in the Disputed Claims Reserve shall be held in trust by the Debtors for the benefit of holders of Disputed Claims and Disputed Equity Interests pending determination of their entitlement to Distributions under the Plan. If a Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest by a Final Order, the Debtors shall release and distribute the Distributions reserved for the particular Disputed Claim or Disputed Equity Interest from the Disputed Claims Reserve, together with any earned interest and proceeds attributable to such Claim or Equity Interest within ten (10) Business Days. If a Disputed Claim or Disputed Equity Interest is disallowed, then such Distributions together with any interest and proceeds thereon shall be treated as follows:

          13.3.1 CONVENIENCE CLASS. If the underlying Disputed Claim was a Convenience Claim, then such Disputed Claim together with any interest and proceeds thereon shall be released from the Disputed Claims Reserve and revest in the Debtors free and clear of any Liens, including claims, encumbrances and interests.

          13.3.2 CLASS 5 DISTRIBUTION. If the underlying Disputed Claim was a part of the Class 5 Distribution, then such Disputed Claim together with any interest and proceeds thereon shall be released from the Disputed Claims Reserve and distributed pro rata in accordance with the Plan to the holders of Allowed General Unsecured Claims and Allowed Indemnifiable General Unsecured Claims on the next applicable Distribution Date.

          13.3.3 CLASS 7 LLC DISTRIBUTION. If the underlying Disputed Claim was a part of the Class 7 LLC Distribution, then such Disputed Equity Interest together with any interest and proceeds thereon shall be released from the Disputed Claims Reserve and distributed pro rata in accordance with the Plan to the holders of Allowed Class 7.1A Common Units.

          13.3.4 NEW LLC UNITS AND LLC WARRANTS HELD IN DISPUTED CLAIMS RESERVE. The New LLC Units and the LLC Warrants held in the Disputed Claims Reserve will be treated as unissued New LLC Units and unissued LLC Warrants, and will only be treated as issued when released from the Disputed Claims Reserve and distributed in accordance with the Plan.

                                   ARTICLE 14
 PROVISIONS FOR THE RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF CLAIMS
                            BELONGING TO THE ESTATE

     14.1 RIGHT TO ENFORCE, COMPROMISE, OR ADJUST ESTATE CLAIMS. The Debtors shall have and retain the full power, authority, and standing to prosecute, compromise, or otherwise resolve any claims and causes of action (including Rights of Action and Avoidance Actions) constituting Estate Property. All proceeds derived from such claims and causes of action (including Rights of Action and Avoidance Actions) shall revest in the Debtors.

                                   ARTICLE 15
                           RETENTION OF JURISDICTION

     15.1 RETENTION OF JURISDICTION. The Bankruptcy Court, even after the Bankruptcy Case has been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Bankruptcy Case, including proceedings to:

          (a) ensure that the Plan is fully consummated and implemented;

          (b) enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

          (c) consider any modification of the Plan under Bankruptcy Code section 1127;

          (d) hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C. sec. 157 and sec. 1334;

          (e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

          (f) hear, determine, and adjudicate any litigation involving the Rights of Action and Avoidance Actions or other claims or causes of action constituting Estate Property;

          (g) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date;

          (h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity's obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

          (i) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among various Creditors under Bankruptcy Code section 510;

          (j) hear and determine all requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Closing Date;

          (k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

          (l) enter an order concluding and terminating the Debtors' chapter 11 cases;

          (m) correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

          (n) determine all questions and disputes regarding title to the Estate Property;

          (o) classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

          (p) take any action described in the Plan involving the Debtors;

          (q) enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

          (r) enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

          (s) hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to 11 U.S.C. sec. 1112; and

          (t) enter a final decree as contemplated by Bankruptcy Rule 3022.

                                   ARTICLE 16
                               GENERAL PROVISIONS

     16.1 CONFIRMATION ORDER. The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.

     16.2 NOTICES. Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

        EOTT Energy Partners, L.P.
        2000 West Sam Houston Parkway, Suite 400
        Houston, Texas 77042
        Facsimile No.: (713) 993-5813
        Attn: General Counsel

        Haynes and Boone, LLP
        901 Main Street, Suite 3100
        Dallas, Texas 75202
        Facsimile No.: (214) 651-5000
        Attn: Trey A. Monsour

        Fulbright & Jaworski L.L.P.
        1301 McKinney, Suite 5100
        Houston, Texas 77095
        Facsimile No.: (713) 651-5246
        Attn: Evelyn H. Biery

     16.3 DATES. The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

     16.4 FURTHER ACTION. Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

     16.5 EXHIBITS. All exhibits attached to the Plan are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

     16.6 EXEMPTION FROM TRANSFER TAXES. Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

     16.7 BINDING EFFECT. The Plan shall be binding on, and inure to the benefit of, the Debtors, any Committee, the Claimholders and Interestholders, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

     16.8 GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles.

     16.9 HEADINGS. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

     16.10 ROUNDING OF AMOUNTS. Notwithstanding anything to the contrary in the Plan, the Debtors, the Indenture Trustee, and any Noteholder may round down all Distribution amounts payable in Cash under the Plan to the next lowest whole dollar amount.

     16.11 WITHDRAWAL OR REVOCATION OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors should revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims, or prejudice in any manner the rights of the Debtors or any other Person.

     16.12 RESERVATION OF RIGHTS. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (i) be or be deemed to be an admission against interest by the Debtors and (ii) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (a) against any other person or (b) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved.

     16.13 DEFECTS, OMISSIONS, AND AMENDMENTS. The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may propose amendments or alterations to the Plan before or after confirmation as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may propose amendments or alterations to the Plan before or after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129. The conditions to the effectiveness of the Plan outlined in section 19.1 cannot be modified without the express written consent of Standard Chartered Bank, the Enron Parties, or the Committee, as applicable.

     16.14 GOOD FAITH. Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with the applicable provisions of the Bankruptcy Code and (ii) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

                                   ARTICLE 17
                            SUBSTANTIAL CONSUMMATION

     17.1 SUBSTANTIAL CONSUMMATION. The Plan shall be deemed substantially consummated immediately on the completion of all actions required to be undertaken at the Closing.

     17.2 FINAL DECREE. On substantial consummation, the Debtors may request the Bankruptcy Court to enter a final decree closing the case and such other orders that may be necessary and appropriate.

                                   ARTICLE 18
                    CONDITIONS TO EFFECTIVENESS OF THE PLAN

     18.1 CONDITIONS. The Plan shall not be effective until the following conditions precedent have occurred:

          (i) the Bankruptcy Court enters a confirmation order acceptable in form and substance to the Debtors, Standard Chartered Bank, the Enron Parties, and the Consenting Holders, unless such condition is expressly waived;

          (ii) all conditions to funding of advances under the Exit Credit Facility have been met or waived;

          (iii) full and indefeasible payment in cash of all amounts due under the Pre-Petition Credit Facility and Post-Petition Credit Facility; and

          (iv) the performance of all actions required to consummate the Enron Settlement Agreement (including the payment of any amounts due the Enron Parties under the Enron Settlement Agreement, the execution of any required documents, and the delivery of any required instruments or other documents), unless such condition is expressly waived.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

DATED: December 6, 2002.

                                          EOTT ENERGY PARTNERS, L.P.

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            President and Chief Executive
                                              Officer,
                                            of EOTT Energy Corp., its general
                                              partner

                                          EOTT ENERGY FINANCE CORP.

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            President and Chief Executive
                                              Officer

                                          EOTT ENERGY GENERAL PARTNER, LLC

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            President and Chief Executive
                                              Officer

                                          EOTT ENERGY OPERATING LIMITED
                                          PARTNERSHIP

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            as President and Chief Executive
                                              Officer of EOTT Energy General
                                              Partner, LLC, its general partner

                                          EOTT ENERGY PIPELINE LIMITED
                                          PARTNERSHIP

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            as President and Chief Executive
                                              Officer of EOTT Energy General
                                              Partner, LLC, its general partner

                                          EOTT ENERGY CANADA LIMITED
                                          PARTNERSHIP

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            as President and Chief Executive
                                              Officer of EOTT Energy General
                                              Partner, LLC, its general partner

                                          EOTT ENERGY LIQUIDS, L.P.

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            as President and Chief Executive
                                              Officer of EOTT Energy General
                                              Partner, LLC, its general partner

                                          EOTT ENERGY CORP.

                                              /s/ Dana R. Gibbs
                                          --------------------------------------
                                          By: Dana R. Gibbs
                                            ------------------------------------
                                            as President and Chief Executive
                                              Officer

                        EXHIBIT A TO THIRD AMENDED PLAN
                           GLOSSARY OF DEFINED TERMS

                                   EXHIBIT A

                           GLOSSARY OF DEFINED TERMS

     1933 ACT means the Securities Act of 1933.

     1934 ACT means the Securities Exchange Act of 1934.

     ADDITIONAL PARTNERSHIP INTEREST means an additional partnership interest in EOTT that entitles the holder thereof to the rights and privileges defined under the EOTT Partnership Agreement.

     ADMINISTRATIVE CLAIM means a Claim, or the portion thereof, that is entitled to priority under Bankruptcy Code sections 503(b) and 507(a)(1), including (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries, or payments for goods and services); (ii) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Bankruptcy Code sections 330(a) or 331; and (iii) all fees and charges assessed against the Estates under 28 U.S.C. sec. 1930.

     ADMINISTRATIVE CLAIMANT means any Person asserting entitlement to payment of an Administrative Claim.

     ADMINISTRATIVE CLAIMS RESERVE means that certain reserve of Cash to be established under the Plan for the payment of Allowed Administrative Claims.

     ADMINISTRATIVE TAX CLAIM means an Administrative Claim held by a Governmental Unit for taxes (and for interest related to such taxes) for any tax year or period, all or any portion of which accrued or became due from and after the Petition Date through and including the Effective Date.

     AFFILIATE means with respect to a Person, (i) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (ii) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote.

     ALLOWANCE DATE means (i) as to a Disputed Claim, the date on which such Disputed Claim becomes an Allowed Claim by Final Order; (ii) as to a Claim Allowed by Final Order, the date on which the order allowing such Claim becomes a Final Order; and (iii) as otherwise provided by the Plan.

     ALLOWED ADDITIONAL PARTNERSHIP INTEREST means an Additional Partnership Interest that is an Allowed Equity Interest.

     ALLOWED ADMINISTRATIVE CLAIM means an Administrative Claim allowed under Bankruptcy Code section 503(b) and entitled to priority under Bankruptcy Code section 507(a)(1).

     ALLOWED CLAIM means any Claim allowable under Bankruptcy Code section 502
(i) for which a proof of claim was filed on or before the Bar Date and as to which no objection to the allowance thereof has been timely filed, or if an objection has been timely filed, such claim is allowed by Final Order; or (ii) for which a proof of claim is not filed and which has been or hereafter is listed in the Debtors' Schedules of Assets and Liabilities and is not listed as disputed, contingent or unliquidated as to amount; or (iii) that is deemed allowed by the terms of the Plan. For purposes of determining the amount of an Allowed Claim there shall be deducted therefrom an amount equal to the amount of any claim that Debtors may hold against the Claimant under Bankruptcy Code section 553.

     ALLOWED COMMON UNITS means a Common Unit that is an Allowed Equity
Interest.

     ALLOWED CONVENIENCE CLAIM means a Convenience Claim that is an Allowed
Claim.

     ALLOWED ENRON SECURED CLAIM means the Secured Claim granted to Enron under the Enron Settlement Agreement that is an Allowed Claim.

     ALLOWED EQUITY INTEREST means any Equity Interest allowable under Bankruptcy Code section 502 (i) for which a proof of interest was filed on or before the Bar Date and as to which no objection to the allowance thereof has been timely filed, or if an objection has been timely filed, such Equity Interest is allowed by Final Order; or (ii) for which a proof of interest is not filed and that has been or hereafter is listed in the Debtors' Schedules of Assets and Liabilities or any list of Debtors' Equity Security Holders filed with the Bankruptcy Court, and is not listed therein as disputed, contingent or unliquidated as to amount; or (iii) that is deemed allowed by the terms of the Plan.

     ALLOWED GENERAL UNSECURED CLAIM means a General Unsecured Claim that is an Allowed Claim.

     ALLOWED GP INTEREST means a GP Interest that is an Allowed Equity Interest.

     ALLOWED INDEMNIFIABLE GENERAL UNSECURED CLAIM means an Indemnifiable General Unsecured Claim that is an Allowed Claim.

     ALLOWED INDEMNIFIABLE OTHER SECURED CLAIM means an Indemnifiable Other Secured Claim that is an Allowed Claim.

     ALLOWED INDEMNIFIABLE SECURED TAX CLAIM means an Indemnifiable Secured Tax Claim that is an Allowed Claim.

     ALLOWED M&M LIENHOLDER SECURED CLAIM means an M&M Lienholder Secured Claim that is an Allowed Claim.

     ALLOWED NON-INDEMNIFIABLE CLAIM means a Non-Indemnifiable General Unsecured Claim, Non-Indemnifiable Other Secured Claim, or Non-Indemnifiable Secured Tax Claim that is an Allowed Claim.

     ALLOWED NON-INDEMNIFIABLE GENERAL UNSECURED CLAIM means a Non-Indemnifiable General Unsecured Claim that is an Allowed Claim.

     ALLOWED NON-INDEMNIFIABLE OTHER SECURED CLAIM means a Non-Indemnifiable Other Secured Claim that is an Allowed Claim.

     ALLOWED NON-INDEMNIFIABLE SECURED TAX CLAIM means a Non-Indemnifiable Secured Tax Claim that is an Allowed Claim.

     ALLOWED OTHER SECURED CLAIM means an Other Secured Claim that is an Allowed Claim.

     ALLOWED PRIORITY UNSECURED NON-TAX CLAIM means a Priority Unsecured Non-Tax Claim that is an Allowed Claim.

     ALLOWED PRIORITY UNSECURED TAX CLAIM means a Priority Unsecured Tax Claim that is an Allowed Claim.

     ALLOWED PROFESSIONAL FEE CLAIM means a Professional Fee Claim that is an Allowed Claim.

     ALLOWED SECURED CLAIM means a Secured Claim that is an Allowed Claim.

     ALLOWED SECURED TAX CLAIM means a Secured Tax Claim that is an Allowed
Claim.

     ALLOWED SUBORDINATED CLAIM means a Subordinated Claim that is an Allowed Claim.

     ALLOWED SUBORDINATED UNIT means a Subordinated Unit that is an Allowed Equity Interest.

     ALLOWED TRADE PARTNER SECURED CLAIM means a Trade Partner Secured Claim that is an Allowed Claim.

     AVOIDANCE ACTIONS means any causes of action arising under Bankruptcy Code sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 and 553.

     BALLOT means the ballot for voting to accept or reject the Plan.

     BANKRUPTCY CASE means the bankruptcy cases filed by the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which are jointly administered under bankruptcy case no. 02-21730.

     BANKRUPTCY CODE means title 11 of the United States Code.

     BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, or in the event such court ceases to exercise jurisdiction over the Debtors' chapter 11 cases, such court that may have jurisdiction over the reorganization of the Debtors under chapter 11 of the Bankruptcy Code.

     BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure.

     BAR DATE means January 8, 2003, the deadline established by the Bankruptcy Court for filing proofs of claim or proofs of interest in the Bankruptcy Case.

     BUSINESS means all of the activities in which the Debtors are or have been engaged before the Effective Date.

     BUSINESS DAY means any day that is not a Saturday, Sunday, or a "legal holiday" within the meaning of Bankruptcy Rule 9006(a).

     CASH means lawful currency of the United States of America, including readily marketable direct obligations of the United States of America, certificates of deposit issued by federally insured banks, and money market accounts of federally insured banks.

     CASH COLLATERAL has the meaning prescribed by Bankruptcy Code section
363(a).

     CLAIM has the meaning set forth in Bankruptcy Code section 101(5).

     CLAIMANT OR CLAIMHOLDER means the holder of a Claim.

     CLAIMS OBJECTION DEADLINE means the first Business Day following sixty (60) days from the Effective Date or any other date established in any Final Order entered by the Bankruptcy Court modifying such deadline.

     CLASS means a category of holders of Claims or Equity Interests as classified in the Plan.

     CLASS 5 DISTRIBUTION means the New Notes and the Class 5 LLC Distribution paid to holders of Class 5 Allowed General Unsecured Claims and Class 5.1H Allowed Indemnifiable General Unsecured Claims under the Plan.

     CLASS 5 LLC DISTRIBUTION means the distribution of 11,947,820 of New LLC Units to be issued by EOTT Energy LLC under the Plan, rounded up or down to the nearest whole unit for each such recipient.

     CLASS 7 LLC DISTRIBUTION means a distribution, to each holder of Class 7.1A Common Units, of New LLC Units equal to the aggregate of the number of Allowed Common Units held by such holder multiplied by 0.02000 and rounded up or down to the next whole unit in an appropriate manner such that the maximum aggregate number of New LLC Units issued in the aggregate to holders of Class 7.1A Common Units does not exceed 369,520.

     CLOSING means the closing to be conducted under Article 6 of the Plan.

     COMMITTEE means any Official Committee of Unsecured Creditors appointed in the Bankruptcy Case.

     COMMODITY REPURCHASE AGREEMENT means that certain Commodity Repurchase Agreement dated February 28, 1998 by and between SCTSC and certain of the Debtors, as amended or modified.

     COMMON UNIT means common units representing limited partner interests in EOTT that entitle the holder thereof to participate in distributions and exercise the rights and privileges under the EOTT Partnership Agreement.

     CONFIRMATION DATE means the date that the Confirmation Order is entered on the docket of the Bankruptcy Case by the Clerk of the Bankruptcy Court.

     CONFIRMATION HEARING means the hearing before the Bankruptcy Court to consider confirmation of the Plan.

     CONFIRMATION HEARING DATE means the date established by the Bankruptcy Court for the Confirmation Hearing.

     CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

     CONSENTING HOLDERS means the noteholders (and their successor and permitted assigns) who signed the Restructuring Agreement dated as of October 8, 2002, by and among EOTT, Enron, Standard Chartered Bank, SCTSC, Lehman and the signatory noteholders thereto.

     CONSOLIDATED DEBTORS means EOTT, EOTT Finance, EOTT LLC, EOTT OLP, EOTT Pipeline, EOTT Canada, and EOTT Liquids.

     CONVENIENCE CLAIM means a General Unsecured Claim (otherwise classified in Class 5) or an Indemnifiable General Unsecured Claim (otherwise classified in Class 5.1H) in an amount (a) equal to or less than $10,000 or (b) greater than $10,000, but that is reduced to $10,000 by written election of the holder thereof made on a validly executed and timely delivered Ballot. All Allowed General Unsecured Claims or Allowed Indemnifiable General Unsecured Claims (other than Intercompany Claims) held by a single Creditor will be aggregated and treated as a single Allowed General Unsecured Claim or Allowed Indemnifiable General Unsecured Claim (as applicable) for purposes of determining the amount of the Convenience Claim. The post-petition assignment of Allowed General Unsecured Claims or Allowed Indemnifiable General Unsecured Claims shall not consolidate such Claims owed to separate Creditors on the Petition Date for purposes of determining the amount of a Convenience Claim.

     CONVENIENCE CLAIM AMOUNT means $2 million.

     CREDITOR has the meaning prescribed by Bankruptcy Code section 101(10).

     CURE means the amount of Cash required for the cure necessary to assume or assume and assign an Executory Contract under Bankruptcy Code section 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Debtors and the other Party(ies) to the Executory Contract.

     DEBTORS means collectively EOTT Energy Partners, L.P.; EOTT Energy Finance Corp.; EOTT Energy Operating Limited Partnership; EOTT Energy General Partners, LLC; EOTT Energy Pipeline Limited Partnership; EOTT Energy Canada Limited Partnership; EOTT Energy Liquids, L.P.; and EOTT Energy Corp.

     DISCLOSURE STATEMENT means the disclosure statement relating to the Plan and all amendments thereto filed by the Debtors.

     DISCLOSURE STATEMENT APPROVAL DATE means the date that an order approving any disclosure statement concerning the Plan is entered on the docket of the Bankruptcy Case by the Clerk of the United States Bankruptcy Court.

     DISPUTED CLAIM means a claim in a particular Class as to which a proof of Claim has been filed or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. Prior to the time that an objection has been or is filed, for the purposes of the Plan, a Claim is a Disputed Claim to the extent that (i) the amount of a Claim specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the applicable Debtor in the Schedules of Assets and Liabilities; (ii) any corresponding Claim scheduled by the applicable Debtor in the Schedules of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or
(iii) no corresponding Claim has been scheduled by the applicable Debtor in the Schedules of Assets and Liabilities.

     DISPUTED CLAIMS RESERVE means that certain reserve of Distributions to be established in accordance with Article 13 and Section 6.2.15 of the Plan.

     DISPUTED EQUITY INTEREST means an Equity Interest as to which a proof of interest has been filed or is deemed to have been filed under applicable law as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. Prior to the time that an objection has been or is filed, for the purposes of the Plan, an Equity Interest is a Disputed Equity Interest to the extent that (i) the amount of an Equity Interest specified in a proof of interest exceeds the amount of any corresponding Equity Interest scheduled by the applicable Debtor in the Bankruptcy Case; (ii) any corresponding Equity Interest scheduled by the applicable Debtor in the Bankruptcy Case has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Equity Interest has been scheduled by the applicable Debtor in the Bankruptcy Case.

     DISTRIBUTION means a distribution of Cash or other non-Cash consideration made by the Debtors pursuant to the Plan.

     DISTRIBUTION DATE means any date that a Distribution is made under the Plan.

     DISTRIBUTION RECORD DATE means the Effective Date.

     EFFECTIVE DATE means the first Business Day following the tenth day (as calculated in accordance with Bankruptcy Rule 9006(a)), after the Confirmation Date, on which (a) the Confirmation Order is not stayed and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan.

     ENRON means Enron Corp., an Oregon corporation.

     ENRON PARTIES means collectively, Enron Corp., Enron North America Corp., Enron Energy Services, Inc., Enron Pipeline Services Company, EGP Fuels Company and Enron Gas Liquids, Inc.

     ENRON SECURED CLAIM means the Secured Claim in the principal amount of $6,211,673.13 granted to Enron under the Enron Settlement Agreement.

     ENRON SETTLEMENT AGREEMENT means that certain Settlement Agreement dated October 8, 2002, by and among the EOTT Parties and the Enron Parties, which is attached as Exhibit B to the Plan.

     EOTT means EOTT Energy Partners, L.P., a Delaware limited partnership and a chapter 11 debtor.

     EOTT CANADA means EOTT Energy Canada Limited Partnership, a Delaware limited partnership and a chapter 11 debtor.

     EOTT ENERGY LLC means EOTT Energy LLC, a Delaware limited liability company to be formed under the Plan as a wholly-owned subsidiary of EOTT.

     EOTT ENERGY LLC AGREEMENT means the Limited Liability Company Agreement of EOTT Energy LLC, the terms of which are substantially described in the Term Sheet for EOTT Energy LLC Agreement attached as Exhibit F to the Plan. The form of the EOTT Energy LLC Agreement will be filed with the Bankruptcy Court as a Plan Document.

     EOTT FINANCE mean EOTT Energy Finance Corp., a Delaware corporation and a chapter 11 debtor.

     EOTT GP means EOTT Energy Corp., a Delaware corporation and a chapter 11 debtor.

     EOTT GP CASH means any Cash belonging to EOTT GP or its Estate on or after the Effective Date, including any Cash generated from the liquidation of EOTT GP's Estate after the Effective Date.

     EOTT LETTER OF CREDIT means the irrevocable letter of credit for the benefit of Enron issued and payable by Standard Chartered Bank as security for the EOTT Note.

     EOTT LIQUIDS means EOTT Energy Liquids, L.P., a Delaware limited partnership and the chapter 11 debtor.

     EOTT LLC means EOTT Energy General Partner, L.L.C., a Delaware limited liability company and a chapter 11 debtor.

     EOTT LLC AGREEMENT means the Limited Liability Company Agreement of EOTT
LLC.

     EOTT OLP means EOTT Energy Operating Limited Partnership, a Delaware limited partnership and a chapter 11 debtor.

     EOTT OPERATING SUBSIDIARIES means, collectively, EOTT Pipeline, EOTT OLP, EOTT Canada and EOTT Liquids.

     EOTT NOTE means the promissory note in the original principal amount of $6,211,673.13 made by EOTT to the order of Enron and guaranteed by EOTT Canada Ltd. together with all existing and future subsidiaries of EOTT and secured by the EOTT Letter of Credit.

     EOTT PARTIES means collectively, EOTT, EOTT Canada, EOTT Finance, EOTT GP, EOTT Liquids, EOTT LLC, EOTT Pipeline, and EOTT OLP.

     EOTT PARTNERSHIP AGREEMENT means the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P., as amended.

     EOTT PIPELINE means EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership and a chapter 11 debtor.

     EQUITY INTEREST means all rights arising from any capital stock, partnership interest, membership interest or other equity security (as defined in Bankruptcy Code section 101(16)) in any of the Debtors.

     ESTATE means the bankruptcy estate of each of the Debtors and all Estate Property comprising the individual bankruptcy estates of each of the Debtors within the meaning of Bankruptcy Code section 541.

     ESTATE PROPERTY means all right, title, and interest in and to any and all property of every kind or nature, owned by the Debtors or their Estates on the Effective Date as defined by Bankruptcy Code section 541.

     EXCLUSIVE PERIOD means the first 120 days after the Petition Date, during which only the debtor may file a plan of reorganization/liquidation, including any extension of that period pursuant to an order of the Bankruptcy Court.

     EXECUTORY CONTRACTS means "executory contracts" and "unexpired leases" as such terms are used within Bankruptcy Code section 365, including all operating leases, capital leases, and Contracts to which any Debtor is a party or beneficiary on the Confirmation Date.

     EXIT CREDIT FACILITY means the credit facility by and among Standard Chartered Bank, Lehman, and the Debtors as reorganized to be executed at the Closing. The form of the Exit Credit Facility will be filed with the Bankruptcy Court as a Plan Document.

     FINAL ORDER means an order or judgment (i) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or
(ii) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been filed, such judgment or order has not been reversed, modified, stayed, or amended.

     GAAP means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States).

     GENERAL UNSECURED CLAIM means an Unsecured Claim that is not (i) an Administrative Claim, (ii) an Administrative Tax Claim, (iii) a Professional Fee Claim, (iv) a Priority Unsecured Tax Claim, or (v) a Priority Unsecured Non-Tax Claim, and includes any Senior Note Claim, Intercompany Claim, and all other Claims not separately classified under the Plan.

     GOVERNMENTAL UNIT means a governmental unit as such term is defined in Bankruptcy Code section 101(27).

     GP INTEREST means a general partner interest in EOTT that entitles the holder thereof to participate in distributions and exercise the rights and privileges of the general partner under the EOTT Partnership Agreement.

     IMPAIRED OR IMPAIRMENT has the meaning set forth in Bankruptcy Code section 1124.

     INDEMNIFIABLE GENERAL UNSECURED CLAIM means a General Unsecured Claim against EOTT GP (i) that qualifies for indemnification from any of the Consolidated Debtors under the EOTT Partnership Agreement or applicable non-bankruptcy law or (ii) for which any of the Consolidated Debtors are jointly liable with EOTT GP under applicable non-bankruptcy law.

     INDEMNIFIABLE OTHER SECURED CLAIM means an Other Secured Claim against EOTT GP (i) that qualifies for indemnification from any of the Consolidated Debtors under the EOTT Partnership Agreement or applicable non-bankruptcy law or (ii) for which any of the Consolidated Debtors are jointly liable with EOTT GP under applicable non-bankruptcy law.

     INDEMNIFIABLE SECURED TAX CLAIM means a Secured Tax Claim against EOTT GP
(i) that qualifies for indemnification from any of the Consolidated Debtors under the EOTT Partnership Agreement or applicable non-bankruptcy law or (ii) for which any of the Consolidated Debtors are jointly liable with EOTT GP under applicable non-bankruptcy law.

     INDENTURE TRUSTEE means The Bank of New York, a New York banking corporation, or its successor, in its capacity as indenture trustee under the Senior Note Indenture or New Indenture (as applicable).

     INSIDER has meaning prescribed in Bankruptcy Code section 101(31).

     INTERCOMPANY CLAIM means any claim, cause of action, liability, or right to payment, whether reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, legal or equitable, secured or unsecured, or known or unknown, that exists between or among the Debtors or their affiliates on the Effective Date; provided, however, that, for purposes of this definition, the Enron Parties shall not be deemed an Affiliate of the Debtors.

     INTERESTHOLDER means the holder of an Equity Interest.

     IRS means the Internal Revenue Service.

     LEHMAN means Lehman Commercial Paper Inc.

     LIEN means a lien, security interest, or other interest or encumbrance as defined in Bankruptcy Code section 101(37) asserted against any Estate Property.

     LLC WARRANTS means warrants entitling the holders thereof to purchase an aggregate amount of up to 957,981 New LLC Units (representing approximately seven percent (7%) of the New LLC Units on a fully diluted basis before giving effect to the management incentive plan, if any, described in section 6.6 of the
Plan), the terms of which are substantially described in the Term Sheet for LLC Warrants attached as Exhibit D to the Plan. The form of the LLC Warrants will be filed with the Bankruptcy Court as a Plan Document.

     LLC WARRANT DISTRIBUTION means a distribution, to each holder of Class 7.1A Allowed Common Units, of LLC Warrants to purchase a number of New LLC Units equal to the aggregate of the number of Common Units held multiplied by 0.05185 and rounded up or down to the next whole share in an appropriate manner such that the maximum aggregate number of New LLC Units purchaseable on exercise of the LLC Warrants does not exceed 957,981.

     LOCAL RULES means the local bankruptcy rules prescribed by the Bankruptcy Court.

     M&M LIENHOLDER SECURED CLAIM means a Secured Claim of a mechanic or materialman that is secured by a Lien arising under applicable state law to the extent such Lien is properly and timely perfected in accordance with the applicable state law and the Bankruptcy Code.

     NEW INDENTURE means that certain indenture between the applicable Debtors or issuers and the Indenture Trustee concerning the issuance of the New Notes, the terms of which are substantially described in the Term Sheet for the New Indenture attached as Exhibit C to the Plan. The form of the New Indenture will be filed with the Bankruptcy Court as a Plan Document.

     NEW LLC UNITS means the units of member interests in EOTT Energy LLC to be issued by EOTT Energy LLC pursuant to the Plan, the terms of which are substantially described in the Term Sheet for EOTT Energy LLC Agreement attached as Exhibit F to the Plan. The form of the EOTT Energy LLC Agreement will be filed with the Bankruptcy Court as a Plan Document.

     NEW NOTEHOLDERS means collectively the holders of the New Notes issued pursuant to the Plan.

     NEW NOTES means an aggregate of $104 million in principal amount of 9% Senior Notes due 2009 issued by the applicable Debtors pursuant to the New Indenture, the terms of which are substantially described in the Term Sheet for the New Indenture attached as Exhibit C to the Plan. The form of the New Indenture will be filed with the Bankruptcy Court as a Plan Document.

     NEW LP INTEREST means the entire limited partner interests in EOTT following the Effective Date.

     NEW GP INTEREST means the entire general partner interest in EOTT following the Effective Date.

     NON-INDEMNIFIABLE GENERAL UNSECURED CLAIM means a General Unsecured Claim against EOTT GP (i) that does not qualify for indemnification from EOTT under the EOTT Partnership Agreement or applicable non-bankruptcy law and (ii) for which EOTT is not jointly liable with EOTT GP under applicable non-bankruptcy law.

     NON-INDEMNIFIABLE OTHER SECURED CLAIM means an Other Secured Claim against EOTT GP (i) that does not qualify for indemnification from EOTT under the EOTT Partnership Agreement or applicable non-bankruptcy law and (ii) for which EOTT is not jointly liable with EOTT GP under applicable non-bankruptcy law.

     NON-INDEMNIFIABLE SECURED TAX CLAIM means a Secured Tax Claim against EOTT GP (i) that does not qualify for indemnification from EOTT under the EOTT Partnership Agreement or applicable non-bankruptcy law and (ii) for which EOTT is not jointly liable with EOTT GP under applicable non-bankruptcy law.

     NOTEHOLDERS means collectively the holders of Senior Notes.

     ORDINARY COURSE LIABILITY means an Administrative Claim (other than a Professional Fee Claim or an Administrative Tax Claim) based on liabilities incurred in the ordinary course of the Debtors' businesses.

     OTHER SECURED CLAIMS means Secured Claims classified in Classes 3.6A, 3.6B, 3C, 3.6D, 3.6E, 3.6F and 3.6G.

     PERSON means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, regardless of whether they are governments, agencies, or political subdivisions thereof.

     PETITION DATE means (with respect to the Consolidated Debtors) October 8, 2002, the date of filing of the Bankruptcy Case. With respect to EOTT GP, it means October 21, 2002.

     PLAN means the Joint Chapter 11 Plan filed by the Debtors, as such Joint Chapter 11 Plan may be periodically amended or modified.

     PLAN DOCUMENTS means collectively those documents to be executed in order to consummate the transactions contemplated under the Plan and which will be filed with the Bankruptcy Court on or before fifteen (15) days prior to the Confirmation Date.

     PLAN NOTE means any promissory note (other than the New Notes) to be executed by any Debtor pursuant to the requirements of the Plan.

     POST-PETITION CREDIT FACILITY means that certain Debtor-in-Possession Credit Facility among Standard Chartered Bank and EOTT OLP, EOTT Canada, EOTT Liquids, and EOTT Pipeline as borrowers and EOTT and EOTT GP as guarantors, dated as of the Petition Date.

     PRE-PETITION CREDIT FACILITY means the Second Amended and Restated Reimbursement Loan and Security Agreement, dated April 23, 2002 between the Debtors and Standard Chartered Bank, as amended or modified.

     PRIORITY CLAIMS RESERVE means the Reserve of Cash to be established under the Plan for the payment of Allowed Priority Claims.

     PRIORITY UNSECURED NON-TAX CLAIM means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under Bankruptcy Code sections 507(a)(2-7) and 507(a)(9) and classified in Classes 1A, 1B, 1C, 1D, 1E, 1F and 1G under the Plan.

     PRIORITY UNSECURED TAX CLAIM means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under Bankruptcy Code section 507(a)(8).

     RECEIVABLE PURCHASE AGREEMENT means that certain Receivable Purchase Agreement dated October 19, 1999 by and among SCTSC and certain of the Debtors, as amended or modified.

     PRO RATA SHARE means, as to a particular Claimholder or Interestholder, the ratio that the amount of the Claim or Equity Interest held by such Claimholder or Interestholder bears to the total amount of all Claims held by Claimholders or Interestholders within the same Class of Claims or Equity Interests. Such ratio shall be calculated as if all Disputed Claims or Disputed Equity Interests were Allowed Claims or Equity Interests as of the Effective Date, unless specifically provided otherwise by the Plan. When such term is used in Section
4.10 of the Plan, such term covers multiple classes.

     PROFESSIONAL means a professional employed in the Bankruptcy Case under Bankruptcy Code sections 327 or 1103.

     PROFESSIONAL FEE CLAIM means a Claim for compensation or reimbursement of expenses of a Professional retained in the Debtors' case, any chapter 11 trustee, and requested in accordance with the provisions of Bankruptcy Code sections 326, 327, 328, 330, 331, 503(b) and 1103.

     REJECTION CLAIM BAR DATE means (i) with respect to any Executory Contract rejected on or before the Confirmation Date, the first Business Day that is thirty (30) days after the Confirmation Date or such earlier date that may be set by the Bankruptcy Court concerning a particular Executory Contract or (ii) with respect to any Executory Contract rejected after the Confirmation Date, the first Business Day that is thirty (30) days after the entry of the Final Order approving the rejection of such Executory Contract or such other date that may be set by the Bankruptcy Court in such Final Order.

     REJECTION SCHEDULE means those Executory Contracts to be rejected by the Debtors at the Confirmation Hearing as identified on a schedule to be filed with the Bankruptcy Court on or before fifteen (15) days before the Confirmation Hearing Date.

     RESERVES means collectively the Administrative Claims Reserve, the Priority Claims Reserve, the Disputed Claims Reserve, and any other reserve required by the Plan.

     RIGHTS OF ACTION means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtors or their Estates, including (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (ii) claims pursuant to Bankruptcy Code section 362, (iii) such claims and defenses as fraud, mistake, duress, and usury, and (iv) all Avoidance Actions.

     SCHEDULES OF ASSETS AND LIABILITIES means the schedules of assets and liabilities as may be amended and filed by the Debtors in their bankruptcy cases.

     SCTSC means Standard Chartered Trade Services Corporation, a Delaware corporation and subsidiary of Standard Chartered Bank.

     SEC means the Securities and Exchange Commission.

     SECURED CLAIM means a Claim for which a Claimant asserts a valid, perfected, and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or a Claim for which a Claimant asserts a setoff under Bankruptcy Code section 553, but only to the extent of the value, determined in accordance with Bankruptcy Code section 506(a), of the Claimant's interest in the Debtors' interest in Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under Bankruptcy Code section 1111(b)(2).

     SECURED TAX CLAIM means a Secured Claim for taxes held by a Governmental Unit, including cities, counties, school districts, and hospital districts, (i) entitled by statute to assess taxes based on the value or use of real and personal property and/or to obtain a Lien against such property to secure payment of such taxes; or (ii) entitled to obtain a Lien on property to secure payment of any tax claim specified in Bankruptcy Code section 507(a)(8).

     SENIOR NOTE CLAIM means an Unsecured Claim arising pursuant to the Senior Notes.

     SENIOR NOTE INDENTURE means that certain Indenture dated October 1, 1999, as amended by that First Supplemental Indenture dated October 1, 1999, in both cases between EOTT and EOTT Finance, as issuers, and the Indenture Trustee concerning the issuance of the Senior Notes.

     SENIOR NOTES means the 11% Senior Notes due 2009 issued by EOTT Energy Partners, L.P. and EOTT Energy Finance Corp. pursuant to the Senior Note Indenture.

     STANDARD CHARTERED BANK means Standard Chartered Bank, a banking institution organized and existing under the laws of England and Wales.

     STATEMENT OF FINANCIAL AFFAIRS means the statement of financial affairs as may be amended and filed by the Debtors in their bankruptcy cases.

     SUBORDINATED CLAIM means a Claim that is subordinated to Class 5 General Unsecured Claims and Class 5.1H Indemnifiable General Unsecured Claims pursuant to (i) a contract or agreement, (ii) a Final Order declaring that such Claim is subordinated in right of payment, or (iii) any applicable provision of the Bankruptcy Code or other applicable law. Subordinated Claims specifically include any Claim for punitive damages provided for under applicable law.

     SUBORDINATED UNIT means a subordinated unit interest in EOTT that entitles the holder thereof to participate in distribution and exercise the rights and privileges under the EOTT Partnership Agreement.

     TRADE PARTNER means a Creditor from whom the Debtors purchase, or to whom the Debtors sell, crude oil products.

     TRADE PARTNER SECURED CLAIM means a Secured Claim held by a Trade Partner.

     TREASURY REGULATIONS means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

     UNSECURED CLAIM means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to section 506(a) of the Bankruptcy Code, any Claim of a Creditor against the Debtors to the extent that such Creditor's Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract under Bankruptcy Code section 365, and any Claim not otherwise classified under the Plan.

     VOTING RECORD DATE means December 6, 2002.

                        EXHIBIT B TO THIRD AMENDED PLAN
                ENRON SETTLEMENT AGREEMENT AND RELATED DOCUMENTS


Filed separately as Exhibit 10.2 to the Form 10-Q for the Period Ending September 30, 2002 filed by EOTT Energy Partners, L.P. on November 14, 2002.

                        EXHIBIT C TO THIRD AMENDED PLAN
                   TERM SHEET FOR NEW INDENTURE AND NEW NOTES

                   TERM SHEET FOR NEW INDENTURE AND NEW NOTES

Issuer:                 LLC Newco.

Principal Amount:       $100 million.

Maturity:               The 14th interest payment date following the date of
                        issuance.

Interest payment date:  Semi-annual payment dates, with the first payment due on the first day of the month that immediately follows the six-month anniversary of the date of issuance of the Notes and with the remaining payments due every six months after the first payment date.

Interest rate:          Interest will accrue from the date of issuance at 9% per
                        annum, calculated on the basis of twelve, 30 day months, payable in arrears on each Interest Payment Date to holders of record on the 15th day of the month preceding such Interest Payment Date. Accrued interest for the first two interest payments will be payable, at the election of the Issuer, in additional Notes or cash provided, however, if such interest for any period is paid in additional Notes, the interest rate on the Notes for such period will be 10% per annum.

Ranking:                Senior unsecured.

Guarantors:             All Restricted Subsidiaries of the Issuer as defined in
                        the Old Indenture, including the Company and Subsidiary
                        LLC (as those terms are defined in the Restructuring
                        Agreement to which this term sheet is attached as Exhibit D). Initially, each of the subsidiary limited liability companies and limited partnerships of the Issuer will be Restricted Subsidiaries.

Mandatory Redemption:   None.

Optional Redemption:    None.

Change of Control:      Upon a change of control the Issuer will be required to
                        offer to purchase the outstanding Notes at 101% of the principal amount thereof, plus accrued interest. The definition of change of control will be in form and substance reasonably acceptable to the Holders of a majority in principal amount of Old Notes.

Covenants:              The indenture for the Notes ("NEW INDENTURE") will
                        contain covenants, substantially identical to the covenants in the Old Indenture, restricting the following:

                          - The ability of the Issuer and its Restricted
                            Subsidiaries to incur Indebtedness, except that the definition of Permitted Indebtedness shall include indebtedness under the New Credit Facility, the Commodity Repurchase Agreement, the Receivable Purchase Agreement and additional Notes issued as paid-in-kind interest on the Notes;

                          - The ability of the Issuer and its Restricted
                            Subsidiaries to make Restricted Payments;

                          - The ability of the Issuer and its Restricted
                            Subsidiaries to make Asset Sales;

                          - The ability of the Issuer and its Restricted
                            Subsidiaries to incur Liens;

                          - The ability of the Issuer and its Restricted
                            Subsidiaries to merge and sell all or substantially all of their assets; and

                          - The ability of the Issuer and its Restricted
                            Subsidiaries to engage in transactions with affiliates.

Trustee: An institutional trustee selected by the Issuer and reasonably acceptable to the Holders of a majority in principal amount of Old Notes.

Other provisions:     Except as provided in this term sheet, the terms of the
                      New Indenture for the New Notes will be substantially identical to the Old Indenture, except to the extent that the Old Indenture (i) contained provisions relating to Enron and its subsidiaries, (ii) contained provisions relating to a base indenture and supplemental indenture, and (iii) as otherwise may be agreed by the Holders of a majority in principal amount of Old Notes and the Issuer, acting reasonably.

Defined terms:        Certain terms capitalized and not defined in this term
                      sheet have the meaning set forth in the Restructuring
                      Agreement to which this term sheet is Exhibit C or in the Old Indenture.

Global notes:         The Notes will be issued in book entry form only and
                      deposited with the Depository Trust Company or its nominee. Transfers of Notes will be made through the facilities of the Depository Trust Company.

                        EXHIBIT D TO THIRD AMENDED PLAN
                          TERM SHEET FOR LLC WARRANTS

                          TERM SHEET FOR LLC WARRANTS

Issuer:                  LLC Newco.

Underlying security:     Units of common membership interests in LLC Newco ("LLC
                         UNITS").

Number of shares:        The Warrants will entitle the holders thereof to
                         purchase, from and after the Effective Date, .05185 LLC
                         Units (rounded to avoid the issuance of fractional shares) for each Old Unit held immediately prior to the consummation of the Plan.

Expiration date:         The last business day of the month occurring five years
                         after the date of issuance.

Conditions to exercise:  The issuance of the LLC Units upon exercise of the
                         Warrants shall have been registered with the SEC or the issuance of such LLC Units shall be exempt from such registration.

Exercise price:          $12.50 per LLC Unit

Merger, consolidation    The Warrants shall be assumed by the surviving entity
and sale of assets:      in a merger or consolidation, or the purchaser of all
                         or substantially all of the Issuer's assets, and shall entitle the holder thereof to receive, upon payment of the exercise price, the same consideration the holder would have received had the holder exercised the Warrant immediately prior to the transaction.

Anti-dilution
protection:              Customary for publicly owned warrants.

                        EXHIBIT E TO THIRD AMENDED PLAN
                    TERM SHEET FOR EOTT ENERGY LLC AGREEMENT

                    TERM SHEET FOR EOTT ENERGY LLC AGREEMENT

Name: To be selected by holders of a majority in principal amount of Old Notes.

State of formation:   Delaware.

Tax status:           LLC Newco will elect to be taxed as a partnership.

                               BOARD OF MANAGERS

Size: Initially seven, which may be increased or decreased by action of the Board, provided that no decrease will have the effect of shortening the term of a Manager.

Term: Each Manager shall serve from the date of election until the next annual meeting of Managers, unless the Manager shall resign or be removed in accordance with the LLC Agreement.

Initial Board:        The Chief Executive Officer and six additional persons
                      selected by holders of a majority principal amount of the Old Notes.

Election:             Managers shall be elected by the vote of holders of LLC
                      Units entitled to vote thereon at an annual meeting or at special meeting called for the purpose of electing
                      Managers. Managers shall be elected by the vote of holders of a plurality of the LLC Units voting at a meeting at which a quorum is present.

Removal: Managers may be removed, with or without cause, by holders of a majority of the LLC Units outstanding at a meeting held for the purpose of removing Managers.

Board action:         A majority of Managers present at a meeting shall
                      constitute a quorum, and the action by a majority of Managers present at a meeting at which a quorum is present will constitute action of the Board of Managers.

Written consent:      The Board of Managers may act by a written consent signed
                      by all of the Managers then in office.

Vacancies:            Vacancies may be filled by the Members at an annual
                      meeting or a meeting called for that purpose, or by a majority of the Managers on the Board of Managers, even if less than a quorum.

Compensation:         Members of the Board of Managers shall be entitled to such compensation as they shall determine.

Committees:           The Board of Managers may establish such committees as it
                      determines. A committee shall have such powers of the Board of Managers as is set forth in the resolutions establishing the committee.

                                    OFFICERS

Title: The Board of Managers may establish such officer positions as it deems appropriate, and appoint such persons to hold such offices as it deems appropriate.

Tenure: Officers shall serve at the discretion of the Board of Managers.

Compensation:         The officers shall be entitled to such compensation as the
                      Board of Managers determines. The Board of Managers may delegate its authority to establish compensation of officers to one or more officers.

                           MEMBERS AND CAPITALIZATION

LLC Common Units         The common equity interest in LLC Newco shall be
                         divided into LLC Common Units. Each LLC Common Unit shall have the right to one vote on all matters submitted to a vote of LLC Common Unit holders, and shall be entitled to such distributions as the Board of Managers determines from time to time, subject to the rights of holders of any outstanding LLC Preference
                         Units. Holders of LLC Common Units shall be entitled to all distributions in liquidation after payment of creditors and holders of LLC Preference Units. The
                         Board of Managers may issue LLC Common Units from time to time to such persons and for such consideration as determined by the Board of Managers.

LLC Preference Units     The Board of Managers may, from time to time, issue one
                         or more series or classes of LLC Preference Units which entitle holders thereof to preferences over LLC Common
                         Units or other series or classes of LLC Preference
                         Units as to distributions and liquidating distributions. LLC Preference Units may have such voting rights, if any, as is determined by the Board of Managers. The rights and preferences of LLC Preference
                         Units shall be set forth in a certificate of designation approved by the Board of Managers, which shall be deemed to be an amendment of the LLC
                         Agreement. The LLC Common Units and LLC Preference
                         Units are collectively called the LLC Units.

Convertible securities:  The Board of Managers may issue options, warrants and other securities convertible into, or exchangeable for, LLC Units.

Transferability:         LLC Units will be transferable without restriction,
                         subject to applicable securities laws. Transferees of LLC Units will have all voting, distribution and other rights of the transferee.

                                OTHER PROVISIONS

Amendment:               The LLC Agreement may be amended by the approval of the
                         Board of Managers and the affirmative vote of holders of a majority of LLC Units outstanding and entitled to vote on such amendment. In connection with the issuance of LLC Preference Units, the Board of Managers may grant rights to holders of LLC Preference Units to approve amendments affecting the rights of the holders of LLC Preference Units.

Indemnity:               The LLC Agreement will provide for indemnification of
                         the Holders, Standard Chartered, SCTSC and Lehman, as defined in the Restructuring Agreement to which this term sheet is attached as Exhibit C, and their respective officers, directors, employees, partners and affiliates.

                        EXHIBIT F TO THIRD AMENDED PLAN
                   ORDER APPROVING ENRON SETTLEMENT AGREEMENT

                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                            CORPUS CHRISTI DIVISION

In re:                                        )   Chapter 11
                                              )
EOTT ENERGY PARTNERS, L.P.                    )   CASE NO. 02-21730
                                              )
EOTT ENERGY FINANCE CORP                      )   CASE NO. 02-21731
                                              )
EOTT ENERGY GENERAL PARTNER, LLC              )   CASE NO. 02-21732
                                              )
EOTT ENERGY OPERATING LIMITED PARTNERSHIP     )   CASE NO. 02-21733
                                              )
EOTT ENERGY CANADA LIMITED PARTNERSHIP        )   CASE NO. 02-21734
                                              )
EOTT ENERGY PIPELINE LIMITED PARTNERSHIP      )   CASE NO. 02-21735
                                              )
EOTT ENERGY LIQUIDS, L.P.                     )   CASE NO. 02-21736
                                              )
EOTT ENERGY CORP.                             )   CASE NO. 02-21788
                                              )
                Debtors.                      )   (Jointly Administered Under Case
                                              )   Number 02-21730)

                     ORDER GRANTING MOTION (1) PURSUANT TO
            FED. R BANKR. P. 9019 TO COMPROMISE CONTROVERSY AND FOR
                THE APPROVAL OF SETTLEMENT AGREEMENT AND RELATED
               DOCUMENTS AMONG, THE DEBTORS AND EOTT CANADA LTD.,
               AN ALBERTA CORPORATION, ON THE ONE HAND, AND ENRON
            CORP., ENRON NORTH AMERICA CORP., ENRON ENERGY SERVICES,
           INC., ENRON PIPELINE SERVICES COMPANY, EGP FUELS COMPANY,
               AND ENRON GAS LIQUIDS, INC., ON THE OTHER HAND AND
       (2) PURSUANT TO 11 U.S.C. SEC. 365 TO ASSUME CERTAIN AGREEMENTS IN
             ACCORDANCE WITH THE TERMS OF THE SETTLEMENT AGREEMENT

     On this day, the Court considered the Debtors' Motion (1) Pursuant to Fed.
R. Bankr. P. 9019 to Compromise Controversy and for the Approval of Settlement Agreement and Related Documents Among, the Debtors and EOTT Canada, Ltd. an Alberta Corporation, on the One Hand, and Enron Corp., Enron North America Corp., Enron Energy Services, Inc., Enron Pipeline Services Company, EGP Fuels Company, and Enron Gas Liquids, Inc., on the Other Hand and (2) Pursuant to 11 U.S.C. sec. 365 to Assume Certain Agreements in Accordance with the Terms of the Settlement Agreement (the "Motion") filed by the above-captioned Debtors (collectively, "EOTT" or the "Debtors"). By the Motion, the Debtors seek the Court's approval of that certain Settlement Agreement, are more fully described in the Motion and as attached as EXHIBIT A to the Motion, among the Debtors and EOTT Canada, Ltd. (the "EOTT Parties"), on the one

ORDER GRANTING MOTION (1) PURSUANT TO FED. R. BANKR. P. 9019 TO COMPROMISE CONTROVERSY AND FOR THE APPROVAL OF SETTLEMENT AGREEMENT AND RELATED DOCUMENTS AMONG, THE DEBTORS AND EOTT CANADA LTD., AN ALBERTA CORPORATION, ON THE ONE HAND, AND ENRON CORP., ENRON NORTH AMERICA CORP., ENRON ENERGY SERVICES, INC., ENRON PIPELINE SERVICES COMPANY, EGP FUELS COMPANY, AND ENRON GAS LIQUIDS, INC., ON THE OTHER HAND AND (2) PURSUANT TO 11 U.S.C. SEC. 365 TO ASSUME CERTAIN AGREEMENTS IN ACCORDANCE WITH THE TERMS OF THE SETTLEMENT AGREEMENT hand, and Enron Corp., Enron North America Corp., Enron Energy Services, Inc., Enron Pipeline Services Company, EGP Fuels Company, and Enron Gas Liquids, Inc. (the "Enron Parties"), on the other hand. The Debtors also seek the Court's approval to assume certain agreements and obligations as requited by the Settlement Agreement, as defined in the Motion. After reviewing the pleadings on file, hearing the evidence adduced and considering the representations of counsel, it appears to the Court that the Motion has merit and should be granted. Therefore, it is hereby

     ORDERED that the Motion and all relief requested therein is GRANTED in full and in all respects; and it is further

     ORDERED that the Debtors are authorized to enter into the Settlement Agreement and are further ordered and directed to take any and all steps necessary or appropriate to carry out the provisions of this Order; and it is further

     ORDERED that the Debtors are authorized to (i) assume the O&S Agreement (which shall terminate by mutual agreement upon the effective date of the Employee Transition Agreement); (ii) assume the Employee Transition Agreement, the Termination Agreements, the Restructuring Agreement, and the Settlement Agreement; (iii) assume the obligation to pay the Agreed Payments, the Employee Benefits Payments, the Final Invoice (except as specifically provided for herein below), the Transition Expenses; and (iv) assume the obligations contained in the EOTT Indemnity and the O&S Indemnity, the Court having found that the assumption of such agreements and obligations is in the best interest of the Debtors, their estates, and their creditors; and it is further

     ORDERED that, at the closing of the Settlement Agreement, the EOTT Parties shall reimburse or pay to EPSC all reasonably estimated employee related expenses, provided, however, that Article 10 of the Employee Transition Agreement shall apply to these expenses. In addition, the EOTT Parties shall pay in the normal course and according to the terns of such invoices, all undisputed third party invoices, charges and/or expenses, including, without limitation those paid by EPSC (the "Third Party Expenses") arising under or in connection with the agreements ("Subcontractor Agreements") between such vendors and either EPSC or one of the EOTT Parties related to services provided by EPSC under the Operation and Service Agreement dated October 1, 2000 ("O&S Agreement") to the extent that the invoices reflecting such obligation have been approved by EPSC, and delivered to the EOTT Parties to which the EOTT Parties do not have a bona fide dispute with such Third Party Expenses. For the avoidance of doubt, this includes invoices received by the EOTT Parties either prepetition or postpetition. For all Third Party Expenses arising under or in connection with any Subcontractor Agreement whose invoices have not been paid as of the closing date of the Settlement Agreement, the EOTT Parties agree to pay any such Third Party Expenses promptly when invoiced (unless the EOTT Parties have a bona fide dispute to any such Third Party Expenses). The EOTT Parties shall promptly pay Third Party Expenses arising under any Subcontractor Agreement or otherwise delivered as they become due and payable (unless the EOTT Parties have a bona fide dispute to any such Third Party Expenses). The EOTT parties agree that EPSC may, in its discretion, terminate any of the Subcontractor Agreements provided that such termination is effective on or after the closing of the Settlement Agreement. Finally, the EOTT Parties' obligations set forth in this paragraph shall constitute administrative expense claims during the pendency of their chapter 11 cases and shall survive confirmation of their plan of reorganization and be an obligation of the reorganized entities. For the avoidance of doubt, the Third Party Expenses including damages, if any, resulting from the failure to pay when due, are expenses which shall be covered by the O&S Indemnity as that term is defined in the Settlement Agreement.

ORDER GRANTING MOTION (1) PURSUANT TO FED. R. BANKR. P. 9019 TO COMPROMISE CONTROVERSY AND FOR THE APPROVAL OF SETTLEMENT AGREEMENT AND RELATED DOCUMENTS AMONG, THE DEBTORS AND EOTT CANADA LTD., AN ALBERTA CORPORATION, ON THE ONE HAND, AND ENRON CORP., ENRON NORTH AMERICA CORP., ENRON ENERGY SERVICES, INC., ENRON PIPELINE SERVICES COMPANY, EGP FUELS COMPANY, AND ENRON GAS LIQUIDS, INC., ON THE OTHER HAND AND (2) PURSUANT TO 11 U.S.C. SEC. 365 TO ASSUME CERTAIN AGREEMENTS IN ACCORDANCE WITH THE TERMS OF THE SETTLEMENT AGREEMENT

     ORDERED that the compromise and settlement as reflected by the Settlement Agreement is the result of good faith, arm's-length negotiations; and it is further

     ORDERED that the compromise and settlement reflected in the Settlement Agreement constitutes the exchange of reasonably equivalent value among the Enron Parties and the EOTT Parties to resolve the claims and dispute as set forth in the Settlement Agreement; and it is further

     ORDERED that the compromise and settlement set forth in the Settlement Agreement is fair and reasonable to the Enron Parties and to the EOTT Parties and in no way unjustly enriches any of the Enron Parties or the EOTT Parties; and it is further

     ORDERED that the consideration to be exchanged pursuant to this compromise and settlement (including, but not limited to, the obligations set forth in the Settlement Documents, as that term is defined in the Settlement Agreement) constitute the contemporaneous exchange of new value and legal, valid and effective transfers; and it is further

     ORDERED that the provisions of this Order and any actions taken pursuant thereto shall survive the entry of any order that may be entered (a) converting any of these Chapter 11 cases to a case under Chapter 7, (b) confirmation and/or consummation of any plan(s) of reorganization of any or all of the EOTT Parties, or (c) dismissing any of these Chapter 11 cases, and the terms of this Order shall continue in this or any superseding case under the Bankruptcy Code; and it is further

     ORDERED that the provisions of this Order shall inure to the benefit of the EOTT Parties and shall be binding upon the EOTT parties and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as a legal representative of any of the EOTT Parties and shall also be binding upon all creditors of the EOTT Parties and other parties in interest; and it is further

     ORDERED that no subsequent orders or any confirmed plan of reorganization shall change or modify any rights or obligations under the Settlement Agreement; and it is further

     ORDERED that should any dispute arise concerning the construction and/or enforcement of any Settlement Document, as such term is defined in the Settlement Agreement, any controversy, claim or dispute arising out of relating to such Settlement Document, or an alleged breach thereof, including (without limitation) any dispute regarding the execution, breach or compliance with such Settlement Document, or claims for equitable or injunctive relief, shall be resolved exclusively by the United States Bankruptcy Court for the Southern District of New York; and it is further

     ORDERED that the Settlement Agreement and the obligations thereunder, the Agreed Payments, the Employee Benefits Payments, the Final Invoice, the Transition Expenses, the EOTT Indemnity the O&S Indemnity, the Cash Payment, the Note, the Guaranty, and the Letter of Credit, shall constitute chapter 11 administrative claims against the EOTT Parties and shall not be discharged and, instead, shall constitute ongoing obligations of the reorganized entities or their successor(s).

     Signed this 22nd day of November, 2002.

                                          /s/     RICHARD S. SCHMIDT
                                          --------------------------------------
                                          United States Bankruptcy Judge

ORDER GRANTING MOTION (1) PURSUANT TO FED. R. BANKR. P. 9019 TO COMPROMISE CONTROVERSY AND FOR THE APPROVAL OF SETTLEMENT AGREEMENT AND RELATED DOCUMENTS AMONG, THE DEBTORS AND EOTT CANADA LTD., AN ALBERTA CORPORATION, ON THE ONE HAND, AND ENRON CORP., ENRON NORTH AMERICA CORP., ENRON ENERGY SERVICES, INC., ENRON PIPELINE SERVICES COMPANY, EGP FUELS COMPANY, AND ENRON GAS LIQUIDS, INC., ON THE OTHER HAND AND (2) PURSUANT TO 11 U.S.C. SEC. 365 TO ASSUME CERTAIN AGREEMENTS IN ACCORDANCE WITH THE TERMS OF THE SETTLEMENT AGREEMENT